SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Network Appliance, Inc.
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NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089
_______________________

Dear Network Appliance Stockholder:

     Network Appliance, Inc., a Delaware corporation, will be holding our Annual Meeting of Stockholders on September 19, 2007, at 11:00 a.m., local time. The meeting will be held at our company headquarters located at 495 East Java Drive, Sunnyvale, California, 94089. At the meeting, you will be asked to consider and vote upon the following proposals:

     1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: Daniel J. Warmenhoven, Donald T. Valentine, Jeffry R. Allen, Carol A. Bartz, Alan L. Earhart, Edward Kozel, Mark Leslie, Nicholas G. Moore, George T. Shaheen, and Robert T. Wall;

     2. To approve an amendment to the 1999 Stock Option Plan (1999 Plan) to:

  extend the term of the 1999 Plan for a period of 10 years,

  increase the limitation on the percentage of stock issuance and performance share awards or performance unit awards that may be granted under the 1999 Plan from 10% to 30% of the shares reserved,

  increase the limit on the initial value of performance units a participant may receive during any calendar year under the 1999 Plan from $1,000,000 to $2,000,000; and

  decrease the maximum term of options and stock appreciation rights granted under the 1999 Plan from 10 years to seven years;

     3. To approve an amendment to our 1999 Plan to increase the share reserve by an additional 7,200,000 shares of common stock;

     4. To approve an amendment to our Employee Stock Purchase Plan (Purchase Plan) to increase the share reserve under the Purchase Plan by an additional 1,600,000 shares of common stock;

     5. To approve our Executive Compensation Plan to enable incentive compensation under such plan to qualify as deductible “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code;

     6. To ratify the appointment of Deloitte & Touche LLP as our independent auditors of the Company for the fiscal year ending April 25, 2008.

     After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Proxy Statement. Of particular importance this year is the request for an increase in the share reserve under our 1999 Plan in Proposal No. 3 for 7,200,000 shares of common stock.

     We continue to capture market share and to grow significantly faster than the competition. We intend to continue our strong track record of being a growth company and plan to take advantage of opportunities to generate future growth. In order to achieve our long term strategic goals, it is crucial to hire additional qualified employees. We request your support in amending the 1999 Plan in order to drive future growth and development of Network

Appliance by attracting and retaining high-quality candidates. We strongly believe that the amendments to the 1999 Plan are essential for us to compete for talent in the highly competitive labor markets in which we operate. In fiscal 2007, we added approximately 1,660 employees, a 33% increase, and approximately 50% of the gross stock grants went to new hires. Stock grants also remain an important incentive to retaining and motivating key employees who we view as our most valuable assets. Your support of these proposals is key to our success and allows us to plan for additional growth in 2008 and beyond. Thank you for your consideration and support.

     Pursuant to new rules promulgated by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about August 1, 2007, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners at the close of business on July 23, 2007. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

     The Notice of Internet Availability of Proxy Materials will identify the Web site where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a Web site where stockholders can request a paper or e-mail copy of the proxy statement, our Annual Report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

     Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE (i) BY TELEPHONE, (ii) BY INTERNET; OR (iii) REQUEST A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

     Thank you for your participation in this important activity.

Sincerely yours,

Daniel J. Warmenhoven
Chief Executive Officer

Sunnyvale, California
July 25, 2007

YOUR VOTE IS EXTREMELY IMPORTANT Please vote by telephone or Internet, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted.

NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089
_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 19, 2007
_______________________

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (Annual Meeting) of Network Appliance, Inc., a Delaware corporation (Network Appliance or the Company), will be held on September 19, 2007, at 11:00 a.m. local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089, for the following purposes:

     1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: Daniel J. Warmenhoven, Donald T. Valentine, Jeffry R. Allen, Carol A. Bartz, Alan L. Earhart, Edward Kozel, Mark Leslie, Nicholas G. Moore, George T. Shaheen, and Robert T. Wall;

     2. To approve an amendment to the Company’s 1999 Stock Option Plan (1999 Plan) to:

  extend the term of the 1999 Plan for a period of 10 years,

  increase the limitation on the percentage of stock issuance and performance share awards or performance unit awards that may be granted under the 1999 Plan from 10% to 30% of the shares reserved,

  increase the limit on the initial value of performance units a participant may receive during any calendar year under the 1999 Plan from $1,000,000 to $2,000,000; and

  decrease the maximum term of options and stock appreciation rights granted under the 1999 Plan from 10 years to seven years;

     3. To approve an amendment to the Company’s 1999 Plan to increase the share reserve by an additional 7,200,000 shares of common stock;

     4. To approve an amendment to the Company’s Employee Stock Purchase Plan (Purchase Plan) to increase the share reserve by an additional 1,600,000 shares of common stock;

     5. To approve the Company’s Executive Compensation Plan to enable incentive compensation under such plan to qualify as deductible “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code:

     6. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 25, 2008.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on July 23, 2007, are entitled to Notice of Internet Availability of Proxy Materials and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

     Thank you for your participation.

BY ORDER OF THE BOARD OF DIRECTORS,

Daniel J. Warmenhoven
Chief Executive Officer

Sunnyvale, California
July 25, 2007

     YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

PROXY STATEMENT
__________________

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
NETWORK APPLIANCE, INC.
To Be Held September 19, 2007
__________________

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“the Board” or “Board of Directors”) of the Company, of proxies to be voted at the Annual Meeting of Stockholders (the Annual Meeting) to be held on September 19, 2007, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on July 23, 2007, will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. local time at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089.

     In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

     It is anticipated that the Notice of Internet Availability of Proxy Materials will be available to stockholders on or about August 1, 2007.

Record Date and Shares Outstanding

     The close of business on July 23, 2007, was the record date for stockholders entitled to Notice of Internet Availability of Proxy Materials and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, the Company had approximately 363,250,036 shares of its common stock outstanding and entitled to vote at the Annual Meeting and approximately 1,197 registered stockholders. No shares of the Company’s preferred stock were outstanding. Holders of common stock are entitled to one vote for each share of common stock held by such stockholder on July 23, 2007.

Abstentions and Broker Nonvotes

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote in person or by proxy at the Annual Meeting (Votes Cast) with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact on the election of Directors once a quorum exists.

     Broker nonvotes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker nonvote will make a quorum more readily attainable, but the broker nonvote will not otherwise affect the outcome of the vote on a proposal.

     If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors (Proposal No. 1) and the proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year (Proposal No. 6) should be treated as routine matters. To the extent your brokerage firm votes your shares on your behalf on these two proposals, your shares also will be counted as present for the purpose of determining a quorum. The proposals to approve the Proposal Nos. 2, 3, 4 and 5 are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares.

Methods of Voting

     Stockholders may vote by proxy. The Company is offering stockholders of record four methods of voting: (1) You may vote by telephone; (2) You may vote over the Internet; (3) You may vote in person at the Annual Meeting, and (4) Finally, you may request a proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the enclosed prepaid envelope. Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for the election of directors.

     If a proxy card is voted by telephone or Internet or signed and returned by mail, without choices specified, in the absence of contrary instructions, subject to Rule 14a-4(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock represented by such proxy will be voted FOR Proposals 1, 2, 3, 4, 5, and 6 will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

Votes Required for Proposals

     For Proposal No. 1, the 10 director nominees receiving the highest number of affirmative votes will be elected. Approval of each of Proposal Nos. 2, 3, 4, 5, and 6 requires the affirmative vote of a majority of the number of Votes Cast. Votes will be tabulated by a representative of Broadridge, the independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes. Voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2008, which will be filed with the SEC. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes.

Revocability of Proxies

     Any stockholder giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Quorum Requirement

     A majority of the shares of common stock issued and outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Solicitation of Proxies

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $10,000 plus reimbursement of expenses.

Annual Report

     The Notice of Annual Meeting, this Proxy Statement and the Annual Report of the Company for the fiscal year ended April 27, 2007 have been made available to all stockholders entitled to Notice of Internet Availability of Proxy Materials and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. The Annual Report is posted at the following Web site address: http://investors.netapp.com/

Stockholder Proposals

     The Company’s stockholders may submit proposals that they believe should be voted upon at the Company’s next year’s annual meeting of stockholders. Stockholders may also recommend candidates for election to our Board of Directors (See “Corporate Governance and Nominating/Corporate Governance Committee”). Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2008 proxy statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, Network Appliance, Inc., 495 East Java Drive, Sunnyvale, California 94089, no later than April 4, 2008, which is the date 120 calendar days prior to the anniversary of the mailing date of the Notice of Internet Availability. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2008 proxy statement.

     If a stockholder gives notice of a proposal or a nomination after such deadline, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     At the Annual Meeting, 10 directors constituting the entire Board are to be elected to serve until the next Annual Meeting of Stockholders or until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the 10 nominees named below for election to the Company’s Board unless authority to vote for any such nominee is withheld. There are 10 nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The 10 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than 10 nominees. The Nominating/Corporate Governance Committee recommended the new nominees and inclusion of such nominees in this Proxy Statement was approved at a meeting of the Board.

Nominees

     The nominees for directors of the Company, and their ages as of May 25, 2007, are as follows:

Name	Age	Position
Daniel J. Warmenhoven	56	Chief Executive Officer and Director
Donald T. Valentine*	74	Chairman of the Board, Director
Jeffry R. Allen	55	Director
Carol A. Bartz*	58	Director
Alan L. Earhart*	63	Director
Edward Kozel*	51	Director
Mark Leslie*	61	Director
Nicholas G. Moore*	65	Director
George T. Shaheen*	62	Director
Robert T. Wall*	61	Director
     ____________________

     * Independent Directors.

     The members of the committees are identified in the following table:

Nominating/Corporate
Director	Audit	Investment	Compensation	Governance
Daniel J. Warmenhoven
Donald T. Valentine				Chair
Jeffry R. Allen		Chair
Carol A. Bartz			Chair	X
Alan L. Earhart	X	X
Edward Kozel		X	X
Mark Leslie		X
Nicholas G. Moore	Chair			X
George T. Shaheen	X
Robert T. Wall		X	X

     DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer and has been a member of the Board since October 1994. In May 2000, he resigned the role of President and currently serves as Chief Executive Officer and as a member of the Board of Directors of Network Appliance, Inc. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Prior to his work with Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard from 1985 to 1989 and IBM Corporation from 1972 to 1985. Mr. Warmenhoven is a Director of Aruba Networks. Mr. Warmenhoven holds a BS degree in electrical engineering from Princeton University.

     DONALD T. VALENTINE has been a member of the Board and Chairman of the Board since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also a Director on the Board of Directors of Traiana. Mr. Valentine holds a B.A. degree from Fordham University.

     JEFFRY R. ALLEN has been a member of the Board since May 2005. Prior to his role on the Board, Mr. Allen was the Executive Vice President of Business Operations at the Company. Mr. Allen joined the company in 1996 as the Chief Financial Officer and Vice President of Finance and Operations. Before coming to the Company, Mr. Allen served as Senior Vice President of Operations for Bay Networks, where he was responsible for manufacturing and distribution functions. From 1990 to 1995, he held the position of Controller for SynOptics Communications and became Vice President and Controller for Bay Networks, the new company created via the merger of SynOptics and Wellfleet Communications. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems, and financial management positions, including controller for the Information Networks Group. Mr. Allen holds a BS degree from San Diego State University.

     CAROL A. BARTZ has been a member of the Board since September 1995. From April 1992 to May 2006, Ms. Bartz served as Chief Executive Officer of Autodesk, Inc., a design software company. Ms. Bartz became Executive Chairman of the Board of Directors of Autodesk, Inc. in May 2006. Prior to that, Ms. Bartz was with Sun Microsystems, Inc. from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz also currently serves on the Board of Directors of Cisco Systems, Inc. Ms. Bartz received a BA degree in computer science from the University of Wisconsin.

     ALAN L. EARHART has been a member of the Board since December 2004. Mr. Earhart has more than three decades of financial and accounting expertise that includes close involvement with many technology companies, including Cisco Systems, Legato, Varian and Polycom. A former PricewaterhouseCoopers office managing partner, Mr. Earhart began his career as a certified public accountant in 1970 with Coopers & Lybrand’s San Francisco office. He rose through the company to become regional managing partner before its merger with Price Waterhouse. After the merger, Mr. Earhart was named managing partner for PricewaterhouseCoopers’ Silicon Valley offices. In addition, he previously served as chair of Coopers & Lybrand’s National Venture Capital Industry Group. Mr. Earhart, who retired from PricewaterhouseCoopers in 2001, also serves on the Board of Directors and is chairman of the audit committee of Foundry Networks, Quantum Corporation and Monolithic Power Systems. Mr. Earhart is currently an independent consultant. Mr. Earhart received a BS degree in accounting from the University of Oregon.

     EDWARD KOZEL has been a member of the Board since May 2006. Mr. Kozel is President and Chief Executive Officer of Skyrider, Inc., a search-based marketing company for peer-to-peer networks. Previously, he was a Managing Director of Integrated Finance, Ltd., a private advisory services firm and he spent five years as Managing Member of Open Range LLC., a private venture firm. Mr. Kozel joined Cisco Systems in 1989 and served as its Chief Technology Officer and Senior Vice President of Business Development until 2001, helping Cisco become a multinational technology leader. Mr. Kozel previously worked at Boeing, McDonnell Douglas and SRI International, where he participated in the early design and development of the Internetwork Protocol (IP) model and TCP/IP, packet radio networks and highly distributed information systems. Mr. Kozel currently serves on the Board of Yahoo! Inc. Mr. Kozel has a BS degree in electrical engineering from the University of California, Davis.

     MARK LESLIE has been a member of the Board since July 2004. Mr. Leslie is currently the managing director of Leslie Ventures. Mr. Leslie was the founding CEO of Veritas Software. He joined the Board of Directors of Veritas Software in May of 1988, and became the Chairman, President and Chief Executive Officer when Veritas was restarted as a software company in 1990. Mr. Leslie currently serves on the boards of Avaya Corporation (NYSE: AV) and a number of privately held high-technology corporations, including db4objects, Cassat, Doostang, Model N Software, Panta Systems and Xsigo, and is on the boards of nonprofit organizations Leslie Family Foundation and TKCJL. Mr. Leslie is also a Lecturer at Stanford Graduate School of Business teaching courses in entrepreneurship and sales. Mr. Leslie received a BA degree in physics and mathematics from New York University in 1966 and completed Harvard Business School’s program for management development in 1980.

     NICHOLAS G. MOORE has been a member of the Board since April 2002. Mr. Moore served as Global Chairman, Chief Executive Officer-U.S. of PricewaterhouseCoopers LLP from July 1998 until June 2001. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it was merged into PricewaterhouseCoopers LLP. Mr. Moore retired in 2001. Mr. Moore presently serves on the Board of Directors of Bechtel Group, Inc., Gilead Sciences, Wells Fargo Bank, and two privately held companies, E2open and AmberPoint. Mr. Moore received a BS degree in accounting from St. Mary’s College and a JD from Hastings College of Law, University of California.

     GEORGE T. SHAHEEN has been a member of the Board since June 2004. Mr. Shaheen is the Chairman and Chief Executive Officer of Entity Labs. He was the Chief Executive Officer of Siebel Systems, Inc from April 2005 until January 2006. He was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He then became the CEO and Chairman of the Board of Webvan Group, Inc. Mr. Shaheen serves on the boards of think3, 24/7 Customer, newScale and Entity Labs. He is a member of the Advisory Boards of the Marcus & Millichap Company and Genstar Capital. He has served as an IT Governor of the World Economic Forum and he is a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen is a graduate of Bradley University (BS 1966 and MBA 1968).

     ROBERT T. WALL has been a member of the Board since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was a founder and from November 2000 to December 2006, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company that was acquired by QUALCOMM, Inc. in December 2006. From June 1997 to November 1998, he was Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. He received an A.B. degree in economics from De Pauw University and an MBA degree from Harvard Business School.

Board Meetings and Committees

     The Board of Directors held six (6) regular meetings during fiscal 2007. Each member of the Board of Directors during fiscal 2007 attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during such period and (ii) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers, directors or nominees of the Company. The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee, an Investment Committee and a Compensation Committee.

     During fiscal 2007, the Audit Committee was composed of Directors Shaheen, Earhart, and Moore, all of whom are independent in accordance with the requirements of applicable SEC and NASDAQ rules and regulations. The Company’s Board has determined that Mr. Moore qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter, which can be found on the Company’s Web site at www.netapp.com. The Audit Committee of the Board of Directors held ten (10) meetings during fiscal 2007.

     During fiscal 2007, the Nominating/Corporate Governance Committee was composed of Directors Moore, Bartz and Valentine, all of whom are independent in accordance with applicable NASDAQ rules. The committee evaluates and recommends to the Board of Directors candidates for Board membership and considers nominees recommended by stockholders. The committee also develops and recommends corporate governance policies and other governance guidelines and procedures to the Board of Directors. The Nominating/Corporate Governance Committee held one (1) meeting during fiscal 2007.

     During fiscal 2007, the Investment Committee was composed of Directors Allen, Earhart, Kozel, Leslie and Wall. The Investment Committee was formed for the purpose of reviewing, evaluating, and approving acquisitions and divestitures for the Company. The Investment Committee held five (5) meetings during fiscal 2007.

     The Compensation Committee, which is composed of Directors Bartz, Kozel, and Wall, establishes salaries, incentive compensation programs, and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. Directors Bartz, Kozel and Wall are independent in accordance with applicable NASDAQ rules. The Compensation Committee of the Board of Directors held eight (8) meetings during fiscal 2007. In addition, the Committee approved stock option and award grants as needed by means of Unanimous Written Consents.

Vote Required

     Directors shall be elected by a plurality vote. The nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker nonvotes have no legal effect on the election of directors due to the fact that such elections are by plurality.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 1.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

     The Company is asking its stockholders to approve the amendments to the 1999 Stock Option Plan (the “1999 Plan”) so that it can continue to use the 1999 Plan to achieve the Company’s goals. The Board has approved the amended 1999 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amended 1999 Plan requires the affirmative vote of a majority of the Votes Cast. Our named executive officers have an interest in this proposal.

Amendments to the 1999 Plan

     The following is a summary of some of the changes being made to the 1999 Plan pursuant to this Proposal No. 2:

  The current 1999 Plan is set to expire on August 16, 2009. The proposed amended 1999 Plan extends the term of the 1999 Plan by 10 years so that it will expire on August 16, 2019, or earlier upon the date on which all shares of Company common stock (“Shares”) available for issuance under the 1999 Plan have been issued or the termination of all outstanding awards in connection with a Corporate Transaction (as defined in the 1999 Plan).

  The amended 1999 Plan provides that the number of Shares subject to awards granted under the Stock Issuance Program and the Performance Share and Performance Unit Program may not exceed 30% of the sum of (1) the number of Shares added to the 1999 Plan at the 2007 Annual Meeting, (2) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 25, 2007, and (3) the number of Shares subject to outstanding awards as of May 25, 2007 that actually return to the 1999 Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, which is an increase from the 10% of approximately the same sum permitted under the current 1999 Plan.

  The amended 1999 Plan provides that during any calendar year, no participant will receive performance units having an initial value greater than $2,000,000, which is an increase from the $1,000,000 maximum value permitted under the current 1999 Plan.

  The amended 1999 Plan provides that options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and stock appreciation rights granted under the Stock Appreciation Rights Program may have a maximum term of seven years, decreased from the maximum term of 10 years provided for under the current 1999 Plan.

     The Company believes strongly that the approval of the amendment of the 1999 Plan as described above is essential to our continued success. The Company’s employees are its most valuable assets. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. The Company believes that employees who have a stake in the future success of the Company’s business become highly motivated to achieve its long-term business goals and increase stockholder value. At this important time in the Company’s history, the Company’s employees’ innovation and productivity are even more critical to its success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist in recruiting, motivating and retaining talented employees who help the Company achieve its business goals, including creating long-term value for stockholders.

Description of the 1999 Plan

     The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation, including a description of the amendments to the 1999 Plan if stockholders approve Proposal No. 2 and Proposal No. 3 of this Proxy Statement. The amended 1999 Plan is set forth in its entirety and has been filed as

Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Background and Purpose of the 1999 Plan

     The 1999 Plan is divided into five separate components: (a) the Discretionary Option Grant Program, (b) the Stock Issuance Program, (c) the Automatic Option Grant Program, (d) the Stock Appreciation Rights Program and (e) the Performance Share and Performance Unit Program. Under the Discretionary Option Grant Program, participants may be granted options to purchase Shares at an exercise price not less than the fair market value of those Shares on the grant date. Under the Stock Issuance Program, the Plan Administrator is able to make direct issuances of Shares either through the issuance or immediate purchase of such Shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to nonemployee directors. Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The 1999 Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, nonemployee directors and consultants who provide significant services to the Company. In addition, the Company is unable (without the approval of stockholders) to reprice any outstanding awards of options granted under the 1999 Plan or cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price.

Administration of the 1999 Plan

     The Compensation Committee of the Board of Directors (“Plan Administrator”) administers the 1999 Plan. The members of the Compensation Committee must qualify as nonemployee directors under Rule 16b-3 of the Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code (the Code) so that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan.

     Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards. The Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to one or more directors and/or officers of the Company, but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

     If stockholders approve Proposal No. 3, a total of 94,500,000 Shares will be reserved for issuance under the 1999 Plan, an increase of 7,200,000 Shares from the number of Shares currently reserved under the 1999 Plan. As of May 25, 2007, 47,801,534 Shares were subject to outstanding awards granted under the 1999 Plan, 16,372,574 Shares remained available for any new awards to be granted in the future and 23,125,892 Shares have been issued pursuant to awards thereunder.

     If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (a) the maximum number and/or class of securities issuable under the 1999 Plan, (b) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, or performance shares and performance units under the 1999 Plan per calendar year, (c) the class and/or number of securities and the purchase price per share in effect under each outstanding award, and (d) the class and/or number of securities for which automatic option grants are to be subsequently made to both new and continuing nonemployee Board members under the Automatic Option Grant Program. The adjustments to the outstanding awards will prevent the dilution or enlargement of benefits thereunder.

Discretionary Option Grant Program

     A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of Shares covered by each option, but during any calendar year of the Company, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 Shares.

     The exercise price of the Shares subject to each option is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

     An option granted under the Discretionary Option Grant Program of the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options first becomes exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a nonstatutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date (assuming the stockholders approve this Proposal No. 2).

Stock Appreciation Rights Program

     A stock appreciation right is the right to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in either cash or Shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock appreciation rights and/or options covering more than 3,000,000 Shares during any calendar year. The exercise price of the Shares subject to each stock appreciation right is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the award. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date (assuming the stockholders approve this Proposal No. 2).

Stock Issuance Program

     Stock issuances are Shares that vest in accordance with the terms and conditions established by the Plan Administrator. The number of Shares granted to any employee or consultant pursuant to a stock issuance will be determined by the Plan Administrator, but during any calendar year of the Company no participant may be granted more than 200,000 Shares pursuant to such an award. Also, no more than 30% of the sum of (1) the number of Shares added to the 1999 Plan at the 2007 Annual Meeting, (2) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 25, 2007, and (3) the number of Shares subject to outstanding awards as of May 25, 2007, that actually return to the 1999 Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs. In determining whether a stock issuance should be made and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make a stock issuance only if the participant satisfies performance goals established by the Plan Administrator (assuming approval of this Proposal No. 2).

Performance Share and Performance Unit Program

     Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Assuming the stockholders approve this Proposal 2, no participant will receive performance units with an initial value greater than $2,000,000 and no participant will receive more than 200,000 performance Shares during any calendar year. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a Share on the grant date. Also, no more than 30% of the sum of (1) the number of Shares added to the 1999 Plan at the 2007 Annual Meeting, (2) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 25, 2007, and (3) the number of Shares subject to outstanding awards as of May 25, 2007 that actually return to the 1999 Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs (assuming approval of this Proposal No. 2).

Performance Goals

     The Plan Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Plan Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total stockholder return.

Automatic Option Grant Program

     Under the 1999 Plan, our nonemployee directors will receive annual, automatic, nondiscretionary grants of nonstatutory stock options.

     Each new nonemployee director will receive an option to purchase 55,000 Shares as of the date he or she first becomes a nonemployee director. Each nonemployee director also will receive an option to purchase 20,000 Shares on the date of each annual stockholder meeting, provided that he or she has been a nonemployee director for at least six months prior to the grant date and remains an eligible nonemployee director through each such meeting.

     The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. An option granted under the Automatic Option Grant Program is immediately exercisable. However, any shares purchased under the option program are subject to repurchase by the Company if the Optionee ceases Board service prior to vesting. The option granted to a nonemployee director when he or she first becomes a nonemployee director vests as to 25,000 Shares on the first anniversary of the date of grant and as to 10,000 Shares each anniversary thereafter (assuming that he or she remains a non-employee director on each scheduled vesting date). All options granted thereafter to the nonemployee director become 100% vested on the day preceding the Annual Stockholders Meeting following the grant date. However, if a nonemployee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

     Assuming the stockholders approve this Proposal No. 2, options granted to nonemployee directors generally expire no later than seven (7) years after the date of grant. If a non-employee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

Awards to be Granted to Certain Individuals and Groups

     The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Plan Administrator and therefore cannot be determined in advance. The following table* sets forth (a) the aggregate number of Shares subject to options granted under the Plan during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares subject to awards of restricted stock units granted under the 1999 Plan during the last fiscal year, and (d) the dollar value of such Shares based on $31.80 per Share, the fair market value on May 25, 2007.

AMENDED PLAN BENEFITS*
1999 Plan

		Average	Number of	Dollar Value of
	Number of	per Share	Restricted Stock	Restricted Stock
Name of Individual or Group	Options Granted	Exercise Price	Units Granted	Units Granted
Daniel J. Warmenhoven	450,000	$32.50	—	$—
Chief Executive Officer
Thomas Georgens	100,000	$32.50	—	$—
Executive Vice President
Product Operations
Steven J. Gomo	100,000	$32.50	—	$—
Executive Vice President and Chief
Financial Officer
Thomas F. Mendoza	150,000	$32.50	—	$—
President
Robert E. Salmon	100,000	$32.50	—	$—
Executive Vice President
Field Operations
All current executive officers, as a group	900,000	$32.50	—	$—
All directors who are not executive officers,
as a group	215,000	$33.82	—	$—
All employees who are not executive
officers, as a group	8,014,800	$35.56	752,590	$23,932,362
____________________

*

The table does not represent equity awards granted under the Company’s 1995 Stock Incentive Plan. Please see pages 34-35 for greater detail on the equity awards that have been granted to the Company’s executive officers and directors.

Limited Transferability of Awards

     Awards granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonstatutory stock options (1) to a member of the participant’s family, (2) to a trust or other entity for the sole benefit of the participant and/or a member of his or her family, (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

   Nonstatutory Stock Options

     No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (Section 409A), however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

   Incentive Stock Options

     No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

   Stock Appreciation Rights

     No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     As a result of Section 409A of the Code, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such options and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

   Stock Issuance, Performance Units and Performance Shares

     A participant generally will not have taxable income at the time an award of stock, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the shares) on the date the award is granted.

   Tax Effect for the Company

     The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

     The Board generally may amend or terminate the 1999 Plan at any time and for any reason, subject to stockholder approval if applicable.

Summary

     We believe strongly that the approval of the amended and restated 1999 Plan is essential to our continued success. Awards such as those provided under the 1999 Plan constitute an important incentive for key employees of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable assets. We strongly believe that the amended and restated 1999 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

Vote Required

     The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 2

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

     The Company is asking the stockholders to approve an amendment to the 1999 Plan to increase by 7,200,000 the number of shares of the Company’s common stock that may be issued thereunder. The Board has approved the increase in the number of Shares reserved for issuance under the 1999 Plan, subject to approval from stockholders at the Annual Meeting. Approval of this amendment to the 1999 Plan requires the affirmative vote of a majority of the Votes Cast. The Company’s named executive officers and directors have an interest in this proposal.

     The Company believes strongly that the approval of the amendment to the 1999 Plan is essential to our continued success. The Company’s employees are our most valuable assets. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. At this important time in our history, the Company’s employees’ innovation and productivity are even more critical to its success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve the Company’s business goals, including creating long-term value for stockholders.

Description of the 1999 Plan

     Please refer to the summary of principal features of the 1999 Plan and its operation as set forth in Proposal No. 2. That summary is qualified in its entirety by reference to the 1999 Plan as set forth in Appendix A to this Proxy statement.

Summary

     The Company is and intends to continue to be a growth company. However, in order to grow, it is critical to hire additional people to achieve its long-term strategic goals. The Company strongly believes that the amendment to the 1999 Plan to increase the number of Shares we can use to grant awards is essential for us to compete for talent in the very competitive labor markets in which we operate.

Vote Required

     The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 3

PROPOSAL NO. 4:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the Purchase Plan), which will increase the number of Shares authorized for issuance under the Purchase Plan by an additional 1,600,000 Shares.

     The purpose of the amendment is to ensure that the Company will continue to have a sufficient reserve of Shares of the Company’s common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase Shares at semiannual intervals through their accumulated periodic payroll deductions.

     The Purchase Plan was adopted by the Board on September 26, 1995, and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

     The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed as Appendix B to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Description of the Purchase Plan

     The Purchase Plan is administered by the Compensation Committee of the Board, serving as the plan administrator. As plan administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

     The maximum number of Shares reserved for issuance over the term of the Purchase Plan is limited to 20,600,000 Shares, assuming stockholder approval of the 1,600,000-Share increase that is the subject of this Proposal No. 4. As of May 25, 2007, 14,734,224 Shares had been issued under the Purchase Plan, and 5,865,776 Shares were available for future issuance, assuming stockholder approval of the 1,600,000 Share increase.

     The Shares issuable under the Purchase Plan may be made available from authorized but unissued Shares or from Shares of common stock reacquired by the Company, including Shares purchased on the open market.

     In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the Purchase Plan, (b) the number and class of securities subject to each outstanding purchase right and the purchase price per Share in effect thereunder, (c) the maximum number and class of securities purchasable per participant on any one semiannual purchase date, and (d) the maximum number and class of securities purchasable in total by all participants on any one purchase date. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

     Shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a maximum duration of twenty-four (24) months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two (2) separate offering periods will begin in each calendar year.

     Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, Shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

     If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of Shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

     Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     An individual who is an eligible employee on the start date of any offering period may join that offering period at that time. However, no employee may participate in more than one offering period at a time.

     As of May 25, 2007, approximately 6,592 employees, including five executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

     The purchase price of the Shares purchased on behalf of each participant on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per Share on the start date of the offering period in which the participant is enrolled or (ii) the fair market value on the semiannual purchase date.

     The fair market value per Share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the NASDAQ Global Select Market. On May 25, 2007, the closing selling per share of common stock on the NASDAQ Select Market was $31.80 per share.

Payroll Deductions and Stock Purchases

     Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of Shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole Shares at the purchase price in effect for the participant for that purchase date.

Special Limitations

     The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  No participant may purchase more than 1,500 Shares on any one purchase date.

  The maximum number of Shares purchasable in total by all participants on any one purchase date is limited to 1,000,000 Shares.

     The Plan Administrator will have the discretionary authority to increase or decrease the per participant and total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

     The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions may either be applied to the purchase of shares on the next semiannual purchase date or refunded.

     Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

     No participant will have any stockholder rights with respect to the Shares covered by his or her purchase rights until the Shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change in Control

     In the event a change in control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (a) the fair market value per Share on the start date of the offering period in which the participant is enrolled at the time the change in control occurs, or (b) the fair market value per Share immediately prior to the effective date of such change in control. The limitation on the maximum number of Shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to a change in control.

     A change in control will be deemed to occur if (a) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction, (b) the Company sells, transfers or disposes of all or substantially all of its assets, or (c) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

     Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (a) the maximum number of Shares purchasable in total by all participants on any one purchase date, or (b) the number of Shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the Shares prorated to such individual.

Amendment and Termination

     The Purchase Plan will terminate upon the earliest of (a) the last business day in May 2011, (b) the date on which all Shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (c) the date on which all purchase rights are exercised in connection with a change in control.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (a) increase the number of Shares issuable under the Purchase Plan, (b) alter the purchase price formula so as to reduce the purchase price, or (c) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

     The table below shows, as to the named executive officers and specified groups, the number of Shares purchased under the Purchase Plan during fiscal 2007, together with the value of those Shares as of the date of purchase.

Participation in the ESPP

     Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

AMENDED PLAN BENEFITS
Employee Stock Purchase Plan

	Number of
	Purchased	Dollar Value of
Name	Shares	Purchased Shares(1)
Daniel J. Warmenhoven	1,195	$17,842
Chief Executive Officer
Thomas Georgens	1,688	$15,354
Executive Vice President, Product Operations
Steven J. Gomo	855	$7,282
Executive Vice President and Chief Financial Officer
Thomas F. Mendoza	—	$—
President
Robert E. Salmon	1,207	$18,101
Executive Vice President, Field Operations
All current executive officers as a group (5 persons)	4,945	$58,579
All employees, including current officers who are not
executive officers, as a group (3,561 persons)	1,627,235	$20,403,492

____________________

(1)     Market Value of shares on date of purchase, minus the purchase price under the Purchase Plan

New Plan Benefits

     No purchase rights have been granted, and no Shares have been issued, on the basis of the 1,600,000 Share increase which is the subject of this Proposal No. 4.

Federal Tax Consequences

     The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased Shares.

     If the participant sells or otherwise disposes of the purchased Shares within two (2) years after the start date of the offering period in which such Shares were acquired or within one (1) year after the actual semiannual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the Shares and the ordinary income recognized in connection with their acquisition.

     If the participant sells or disposes of the purchased Shares more than two (2) years after the start date of the offering period in which the Shares were acquired and more than one (1) year after the actual semiannual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased Shares at the time of death, the lesser of (a) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price, or (b) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

     The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

     The affirmative vote of a majority of the Votes Cast is required for approval of the amendment to the Purchase Plan described in this Proposal No. 4. Should such stockholder approval not be obtained, the 1,600,000 Share increase, which is the subject of this Proposal, will not be implemented.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 4

PROPOSAL NO. 5:

APPROVAL OF EXECUTIVE COMPENSATION PLAN

     The Company is asking the stockholders to approve the Executive Compensation Plan (Compensation Plan). On July 13, 2007, the Board approved the Compensation Plan and directed that the Compensation Plan be submitted to stockholders at the Annual Meeting. If approved by a majority of Votes Cast by our stockholders, the Compensation Plan will be effective for the Company’s fiscal year 2008. Our named executive officers have an interest in this proposal.

Eligibility

     Participants in the Compensation Plan are key executives who are chosen solely at the discretion of the committee that administers the Compensation Plan. Our Chief Executive Officer, President, Chief Financial Officer and all of our Executive Vice Presidents are eligible to be considered for participation in the Compensation Plan. Because our executive officers are eligible to receive awards under the Compensation Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Compensation Plan in any plan year. We may also pay discretionary bonuses, or other types of compensation, outside of the Compensation Plan.

Purpose

     The purpose of the Compensation Plan is to provide a means and guidelines under which the Company can share its success with its key executives by providing such executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. If certain requirements are satisfied, incentive compensation payouts issued under the Compensation Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. The Compensation Plan is set forth in its entirety and has been filed as Appendix C to this Proxy Statement with the SEC.

Administration

     The Compensation Plan will be administered by the Compensation Committee appointed by the Board (the “Committee”), consisting of no fewer than two members of the Board. With respect to incentive compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall qualify as an “outside director” within the meaning of Section 162(m) of the Code.

Determination of Awards

     Under the Compensation Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Committee. The performance goals the Committee may choose from may include one or more of the following:

  earnings per share,

  individual objectives,

  operating cash flow,

  operating income,

  profit after tax,

  profit before tax,

  return on assets,

  return on equity,

  return on sales,

  revenue, or

  total shareholder return.

     The performance criteria may differ for each participant and for each award and will be set forth in writing. The Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Compensation Plan.

Payment of Awards

     All awards will be paid in cash as soon as is practicable following determination of the award.

Maximum Award

     The amounts that will be paid pursuant to the Compensation Plan are not currently determinable. The maximum incentive compensation payment that any participant may receive under the Compensation Plan in any performance period is $2,000,000.

Amendment and Termination

     The Board may amend or terminate the Compensation Plan, in whole or in part, at any time and for any reason. The amendment, suspension or termination of the Compensation Plan will not, without the consent of the participants, alter or impair any rights or obligations under any awards granted under the Compensation Plan.

Federal Income Tax Consequences

     Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Compensation Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

Awards to Be Granted to Certain Individuals and Groups.

     Awards under the Compensation Plan are determined based on actual future performance, so future actual awards cannot now be determined.

Summary

     We believe strongly that the approval of the Compensation Plan is essential to our continued success and will establish an important incentive for executives of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. We strongly believe that the Compensation Plan essential for us to compete for executive talent in the very difficult labor markets in which we operate.

Vote Required

     The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 5.

PROPOSAL NO. 6

RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 25, 2008.

     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

     The affirmative vote by a majority of the Votes Cast is required to ratify the selection of Deloitte & Touche LLP. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 6

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of May 25, 2007 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the Company’s executive officers set forth in the Summary Compensation Table of the Compensation of Executive Officers section of this Proxy Statement, and (iv) all of the Company’s current directors and executive officers as a group.

     Except as indicated by footnote, the address of the beneficial owners is c/o Network Appliance, Inc., 495 East Java Drive, Sunnyvale, California 94089. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

		Number of Shares	Percent of
Title of Class	Name of Beneficial Owner	Beneficially Owned	Class (1)
Common Stock	Fidelity Management & Research(2)	45,001,675	12.2%
	82 Devonshire Street
	Boston, MA, 02109
	AllianceBernstein Capital Management(3)	34,617,070	9.4%
	25, avenue Matignon
	75008 Paris, France
	AXA Financial, Inc.
	1290 Avenue of the Americas
	New York, New York 10104
	TCW Asset Management(4)	30,749,521	8.4%
	The TCW Group, Inc., on behalf of the TCW Business Unit
	865 South Figueroa Street
	Los Angeles, CA 90017
	Wellington Company Management(5)	27,176,859	7.4%
	75 State Street
	Boston, MA 02109
	Daniel J. Warmenhoven (6)	8,603,389	2.3%
	Thomas Georgens (7)	177,770	*
	Steven J. Gomo (8)	457,206	*
	Thomas F. Mendoza (9)	1,905,250	*
	Robert F. Salmon (10)	728,411	*
	Donald T. Valentine (11)	832,000	*
	Jeffry R. Allen (12)	961,475	*
	Carol A. Bartz (13)	100,000	*
	Alan L. Earhart (14)	70,000	*
	Edward Kozel (15)	55,000	*
	Mark Leslie (16)	90,000	*
	Nicholas G. Moore (17)	65,000	*
	George T. Shaheen (18)	90,000	*
	Robert T. Wall (19)	380,071	*
	All current directors and officers as a group (14 persons) (20)	14,515,572	3.9%
____________________

*	Less than 1%

(1)

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity is based on 367,785,155 shares of common stock outstanding on May 25, 2007. Shares of Common Stock subject to stock options which are currently exercisable or will be come exercisable within 60 days of May 25, 2007, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock

(2)

Information is based on a Schedule 13G/A filed with the SEC on February 14, 2007, by FMR Corp., a corporation organized under the laws of the state of Delaware. FMR Corp’s principal place of business is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp, is the beneficial owner of 43,328,762 shares.  The ownership of one investment company, Fidelity Growth Company Fund, amounted to 19,522,208 shares. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III and FMR Corp., through its control of Fidelity and other affiliated Fidelity funds, each has sole power to dispose of the 43,328,762 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares.  Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.  Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 9,800 shares of common stock. Edward C. Johnson 3d and FMR Corp,, through its control of Fidelity Management Trust Company, each has sole dispositive power over 9,800 shares and sole power to vote 9,800 shares of common stock owned by the institutional accounts. Strategic Advisers, Inc,, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,107 shares.  As a result, FMR Corp.’s beneficial ownership includes these 3,107 shares.  Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp, is the beneficial owner of 915,236 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 915,236 shares and sole power to vote 915,236 shares of common stock owned by the institutional accounts managed by Pyramis Global Advisors Trust Company.  Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR Corp, is the beneficial owner of 162,120 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors, LLC, each has sole dispositive power over 162,120 shares and sole power to vote 162,120 shares of common stock owned by the institutional accounts managed by Pyramis Global Advisors, LLC.

(3)

Information is based on Schedule 13G filed with the SEC on February 13, 2007, by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and the Mutuelles AXA, which as a group control AXA: in the Mutuelles AXAs’ capacity, as a group, acting as a parent holding company with respect to the holdings of the following AXA entity or entities: in AXA’s capacity as a parent holding company with respect to the holdings of the following AXA entity or entities (AXA Rosenburg Investment Management LLC, AXA Framlington); in AXA Financial, Inc.’s capacity as a parent holding company with respect to the holdings of the following subsidiaries: AllianceBernstein L.P. (13-3434400), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and AXA Equitable Life Insurance Company (13-5570651), an insurance company and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Pursuant to this filing, AXA Financial, Mutuelles AXA and AXA are each beneficial owners of 34,617,070 shares, of which each has sole voting power with respect to 21,620,579 shares, shared voting power with respect to 3,350,665 shares, sole dispositive power with respect to 34,594,061 shares and shared dispositive power with respect to 23,009 shares. The address for Mutuelles AXA is 26, rue Drouot 75009 Paris France. The address for AXA is 25, avenue Matignon 75008 Paris, France. The address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(4)

Information is based on a Schedule 13G/A filed with the SEC on February 12, 2007, by the TCW Group, Inc., a Nevada corporation (“TCW”), on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. TCW’s principal place of business is 865 South Figueroa Street, Los Angeles, CA 90017. The ultimate parent company of TCW and the TCW Business Unit is Societe Generale, S.A., a corporation formed under the laws of France (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG, for purpose of the federal securities laws, may be deemed ultimately to control TCW and the TCW Business Unit. SG disclaims beneficial ownership of shares beneficially owned by TCW. TCW disclaims beneficial ownership of shares beneficially owned by SG and any of SG’s other business units. Pursuant to this filing, TCW is a beneficial owner of 30,749,521 shares, with a shared voting power of 26,308,079 shares, and a shared voting power to dispose or to direct the disposition of 30,749,521 shares.

(5)

Information is based on a Schedule 13G filed with the SEC on February 14, 2007 by Wellington Company Management, LLP, a Massachusetts corporation (“Wellington”), on behalf of itself. The principal Wellington business office is located at 75 State Street, Boston, MA 02109. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 27,176,859 shares which are held of record by clients of Wellington. Wellington has the shared power to vote or to direct the vote of the 18,176,859 shares, and the shared power to dispose or to direct to dispose 27,176,859 shares.

(6)

Includes 3,404,880 shares held by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 970,000 shares held by Warmenhoven Ventures LP, a limited partnership of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Also includes 175,000 shares held by the Warmenhoven Family Foundation, of which Mr. Warmenhoven is an officer. Excludes 83,500 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust, as Mr. Warmenhoven disclaims beneficial ownership of the shares held by this trust. Includes 1,412,966 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 2,595,416 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days after May 25, 2007.

(7)	Includes 161,082 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days of May 25, 2007.

(8)

Includes 80,000 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 370,207 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days of May 25, 2007.

(9)

Includes 43,750 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 1,237,500 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days of May 25, 2007.

(10)

Includes 28,560 shares held by Robert Salmon and Patricia Mertens-Salmon, trustees to the Salmon Trust; and 240 shares held by Patricia Mertens-Salmon, Custodian under UTMA CA. Includes 119,460 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 529,581 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are exercisable or will become exercisable within 60 days of May 25, 2007.

(11)

Includes 450,000 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust. Includes 232,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 150,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(12)

Includes 24,376 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan. Also includes 914,933 shares of common stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days of May 25, 2007. Of the option shares granted under the 1999 Plan, 419,895 shares are held by Jeffry R. Allen and 495,038 shares are held by Jeffry R. Allen, as Trustee of the Jeffry R. Allen 2006 GRAT.

(13)

Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 80,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan. Excludes 82,352 shares held by Ms. Bartz’ spouse as separate property.

(14)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(15)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(16)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(17)

Includes 15,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, of which 10,000 shares are held by Nicholas G. Moore and 5,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner. Also includes 50,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, of which 35,000 shares are held by Nicholas G. Moore and 15,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner.

(18)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(19)	Includes 120,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(20)

Includes 1,947,552 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 6,513,719 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, which are currently exercisable or will become exercisable within 60 days of May 25, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 27, 2007, its officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements with the following exceptions: each of Mr. Leslie and Mr. Mendoza filed one Form 4 reporting one transaction late.

COMPENSATION DISCUSSION AND ANALYSIS

     The Board has delegated to the Compensation Committee of the Board (the Committee) sole authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers and our other employees and for administering our equity incentive and benefits plans.

     The principal components of compensation that we pay to our named executive officers consist of the following:

     1. Base salary and standard employee benefits (including our 401(k) plan, health and life insurance plans, and nonqualified deferred compensation program);

     2. Cash incentive compensation under the terms of incentive compensation plans established for our senior executive officers (including our named executive officers);

     3. Equity compensation in the form of grants of stock options, restricted stock and restricted stock units; and

     4. The Executive Retirement Medical Plan for qualifying senior executive officers (including our named executive officers).

     Our compensation programs are designed to recruit and retain quality senior executive officers and to motivate and reward our senior executive officers for managing and operating our business in a manner that maximizes stockholder value consistent with good ethical behavior. We use a combination of individual and corporate-wide performance goals and measure these goals on an annual and long-term basis in order to ensure that we achieve our corporate goals. This compensation discussion and analysis explains the material elements of our compensation for our named executive officers and how our compensation program is designed and operated to help us achieve our corporate goals.

Principles and Objectives of Compensation

     Our compensation program is designed to reward employee behaviors that benefit the Company and its stockholders on a day-to-day, periodic and long-term basis. These behaviors include excellence in performing one’s duties, collegiality and teamwork in meeting individual- and corporate-wide goals and good ethical behavior in performing one’s duties. Our base salary compensation is designed to ensure excellence in the day-to-day management and operation of our business while our cash incentive compensation program rewards behaviors that support the Company’s short-term (typically annual) goals. Our equity award programs target longer term value that we believe should ultimately be expressed as a sustained material increase in our stock price. Our equity awards also represent a key tool for retaining our employees, including our named executive officers. We do so through the granting of equity awards that “vest” over a fixed period of time subject to the continued provision of services by the individual to the Company. Our customary new hire equity award vests over a period of four years, with one-quarter of the total award vesting on the one-year anniversary of the employee’s hire date and the balance of the award vesting ratably each month thereafter for the next three years such that the entire award vests in full on the four-year anniversary of the hire date, subject to continued provision of service. Our customary performance equity award vests over a period of four years, vesting ratably each month such that the entire award vests in full on the four-year anniversary of the grant date, subject to continued provision of service.

     Our Executive Retirement Medical Plan provides medical coverage beyond the COBRA maximum benefit period to a defined group of retiring executive officers as a fully-insured plan based on minimum age, service and level of responsibility (i.e., executive vice president or above), and was adopted by the Company as a method to retain the defined group of executive officers.

     Total compensation is higher for senior executive officers (including our named executive officers) with greater responsibility and greater ability to influence the Company’s achievement of targeted results and corporate goals. As an executive’s position and responsibility increase, we believe that a greater portion of that executive’s total compensation should be performance-based pay that is contingent on the achievement of specific corporate goals. And as an executive’s performance-based pay increases with increasing levels of responsibility, we also believe that equity-based compensation should comprise an increasingly higher portion of performance-based compensation and of total compensation. Therefore, our compensation program is structured such that a significant portion of our most senior executives’ (and all of our named executive officers’) total compensation is tied to long-term appreciation of our stock price.

Administration of Our Compensation Program

     The Committee meets periodically throughout the year to manage our compensation program. The Committee determines and approves the principal components of compensation for our named executive officers (including the incentive targets) on an annual basis, typically prior to the beginning of the applicable fiscal year. As part of this process, the Committee establishes targeted total compensation levels (i.e., maximum achievable compensation) for each of our named executive officers. In making its decisions regarding compensation, the Committee obtains the advice and counsel of outside advisors engaged by the Committee. With respect to our named executive officers (other than the CEO), the Committee solicits the input of our chief executive officer, who recommends to the Committee the salary, incentive compensation and equity-based compensation to be paid to our named executive officers. We expect that the Committee will continue to solicit input from our chief executive officer with respect to compensation decisions affecting the other named executive officers and other members of our senior management team. With respect to compensation for our chief executive officer, the Committee deliberates and makes decisions without the presence or participation of the chief executive officer.

     In addition, the Committee typically engages an independent compensation consultant to periodically review our compensation programs, based on both benchmarking of a select group of “peer companies” as well as based on our own internal pay equity parameters and our overall corporate goals. For instance, in connection with its determination of compensation for our fiscal year 2008, the Committee retained an independent compensation consultant to: (1) review and assess the total direct compensation levels provided to our senior management team relative to an appropriate peer group, (2) review and assess our current equity grant guidelines and practices relative to an appropriate peer group and (3) develop future equity grant guidelines and practices for all employees taking into account current trends in compensation. Based on the analysis by the consultant, input from the senior management team and the Committee’s deliberations, the Committee approved our compensation plan for fiscal 2008.

     The Committee has designed our compensation program in order to recruit and retain quality executives in a competitive labor environment and to motivate those executives to perform the best job possible consistent with good ethical behavior and to do so over a sustained period of time, which we believe will ultimately be expressed in our stock price. The Company offers each of the elements of compensation outlined above to our named executive officers because we believe that all four elements are necessary in order to meet the goals that we have set for our Company. For instance, if we were to reduce the payments under or eliminate entirely the incentive compensation plan, we would not have an appropriate means to motivate our executives to achieve short-term goals because we would be relying on base salary (which is not tied to specific corporate goals) and equity awards that (because of their vesting) are tied to long-term appreciation of our stock price. Similarly, if we were to reduce or eliminate our equity awards and rely solely on base salary and our incentive compensation plan, our executives might focus their efforts on achieving short-term corporate goals without regard to the creation of long-term value that would be expressed in our stock price.

Factors in Determining Compensation

     The primary factors that the Committee takes into consideration in establishing the principal components of compensation of our named executive officers are discussed below. While these are typically the considerations upon which the Committee bases its compensation decisions for our named executive officers, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Competitive Market Data

     In February 2006, the Committee reviewed and approved a peer group of companies to be used for benchmarking and for setting executive compensation. The Compensation Peer Group for fiscal year 2007 was as follows:

3Com Corp.	Cadence Design Systems, Inc.	SanDisk Corp.
Adobe Systems, Inc.	Juniper Networks, Inc.	Synopsys, Inc.
BEA Systems, Inc.	Intuit, Inc.	VeriSign, Inc.
BMC Software, Inc.	LSI Logic Corp.	Xilinx, Inc.
Broadcom Corp.	Quantum Corp.

     In February 2007, based on the review and recommendations presented by Radford Surveys + Consulting, the Committee reviewed and approved a revised Compensation Peer Group to be used for benchmarking and for setting executive compensation. To determine the appropriate peer group, the Committee considered companies with similar revenue, number of employees, market capitalization and annual growth rates. The median annual revenues for the new peer group are $2.3B and the group has been increased from 14 to 34 companies. The Committee will periodically review and update the peer group as appropriate. The Compensation Peer Group established for fiscal 2008 is as follows:

Adobe Systems, Inc.	Electronic Arts, Inc.	Palm, Inc.
Agere Systems, Inc.	Gateway, Inc.	Sabre Holdings Corp.
American Power Conversion	Harris Corp.	SanDisk Corp.
ASML Holding N.V.	Intuit, Inc.	Spansion, Inc.
ATI Technologies, Inc.	Juniper Networks, Inc.	Stryker Endoscopy
Atmel Corp.	Level 3 Communications, Inc.	Symantec Corp.
Autodesk, Inc.	Logitech International S.A.	Symbol Technologies, Inc.
Bell Microproducts, Inc.	LSI Logic Corp.	VeriSign, Inc.
Broadcom Corp.	Marvell Technology Group Ltd.	Western Digital Corp.
CA, Inc.	Metavante Corp.	Xilinx, Inc.
Corning, Inc.	National Semiconductor
eBay, Inc.	NVIDIA Corp.

Base Salary

     In setting the base salary for each named executive officer, the Committee considers the executive’s qualifications and experience, scope of responsibilities, future potential contributions to the Company, the goals and objectives of the executive, and the executive’s past performance. In addition, the Committee reviews published compensation survey data for the industry, engages compensation consultants to perform customized studies for the Committee and reviews internal pay equity. The base salary for each named executive officer is designed to be competitive with salary levels for comparable positions in the published surveys as well as to reflect the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the sole discretion of the Committee. For the 2007 fiscal year, the base salary of the Company’s named executive officers ranged from the 50th percentile to the 65th percentile of the base salary levels in effect for comparable positions in the then surveyed compensation data for the former peer group, which consisted of smaller revenue-sized companies. For the 2008 fiscal year, we expect that the base salary of the Company’s named executive officers will remain within the 50th percentile range for the more comparably sized new peer group. In addition, for the named executive officers, we establish base salaries at a level so that a significant portion (generally 50% or more) of the executive’s total compensation is performance-based (i.e., cash incentive and/or equity awards), and, therefore, in connection with its determination of increases or decreases in total compensation for our named executive officers, the Committee reviews the executive’s current total compensation package in order to ensure that any change in annual base salary is properly balanced relative to those portions of his total compensation that consist of incentive compensation and equity awards.

     While base salary levels (along with all other components of a named executive officer’s compensation) are typically set at fixed and consistent points in our fiscal year cycle, under certain circumstances, the Committee will revise base salary levels when those levels are not consistent with the Company’s overall compensation policies or are not competitive enough to attract higher quality employees. For instance, on January 12, 2007, a compensation consultant engaged by the Committee reviewed the compensation for the positions of the President and Executive Vice President of Field Operations and Senior Vice President of Worldwide Sales. Based on the results of the consultant’s analysis, the Committee concluded that the fiscal 2007 base salary and incentive compensation for two of our named executive officers (Messrs. Mendoza and Salmon, President and Executive Vice President of Field Operations, respectively) were below market (based on a review of peer companies) and below the Company’s own compensation target range. Therefore, the Committee increased Mr. Mendoza’s annual base salary from $425,000 to $535,000, and Mr. Salmon’s annual base salary from $400,000 to $450,000 (and also increased their respective incentive compensation plan target amounts) to better align their salaries with the external market as well as with the Company’s own internal compensation parameters. The Company similarly increased Mr. Georgens’ annual base salary from $400,000 to $450,000 effective January 29, 2007 in connection with his promotion to Executive Vice President of Product Operations, a position comparable to that of Executive Vice President of Field Operations.

Incentive Compensation Plan

     We have not historically paid any automatic or guaranteed cash incentives to our employees, including our named executive officers. The Committee believes that a cash incentive compensation plan that is tied to operational performance metrics can better serve to motivate the Company’s named executive officers and employees to achieve annual performance goals because such a plan uses more immediate measures for performance than those reflected in the appreciation in value of equity awards while still putting receipt of such compensation “at risk”. The Committee administers the incentive compensation plan on a yearly basis and authorizes payment of the incentive compensation payouts at the end of a particular fiscal year and creates a new, similarly structured plan for the succeeding fiscal year. The Committee determines the specific targets for each of our named executive officers based on the same criteria used to set base salary.

     Under the 2007 incentive compensation plan, our senior executive officers (including all of our named executive officers) are eligible to receive annual performance-based cash compensation based on such individuals’ assigned target incentive compensation levels (which are expressed as a percentage of actual annual base salary earnings) and the funding of the 2007 Plan, the funding of which is determined based on the Company achieving operating profits. For the fiscal year ended April 27, 2007, the Company actually achieved 103.9% of its fiscal 2007 plan. The incentive compensation-to-operating profit payout ratio is 10 for 1 above 100% of the Company’s target operating profit goal. Therefore, for each incremental percentage point of corporate operating profit beyond 100% of the Company’s targeted operating profit goal for fiscal 2007, each eligible executive officer receives additional cash compensation equal to 10% of his actual annual base salary earnings, up to a limit that is based on the particular individual’s assigned target incentive level. For instance, our CEO is eligible to receive a target incentive of 100% of his actual annual base salary earnings through this incentive program, illustrated as follows:

Percent of Operating Profit Target	Percent of Incentive Compensation Target Payout
120%	200%
110%	200%
105%	150%
102%	120%
100%	100%
98%	92%
95%	79%
90%	58%
80%	15%

     For our other named executive officers, these target levels for fiscal year 2007 range from 60% to 85% of base earnings. All executives’ awards are capped at 2.0x target.

Long-Term Stock-Based Incentive Compensation

     The Committee has the authority to grant stock options, restricted stock and restricted stock units (RSUs) to our named executive officers under our Amended and Restated 1995 Stock Incentive Plan and our Amended and Restated 1999 Stock Option Plan. These grants are designed to align the interests of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each stock option grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term, and the officer continues to be employed by the Company. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based a number of factors, of which the principal ones are the executive officer’s current position with the Company, external comparability with option grants made to executive officers based on published surveys, internal comparability with option grants made to other executive officers within the Company, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options and RSUs held by the executive officer in order to maintain an appropriate level of equity incentive for the individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

     Since May of 2003, we have occasionally granted restricted stock and RSUs in addition to stock options in unique situations when retention was of key strategic importance. As with the granting of stock options, restricted stock and RSU grants allow us to align the interests of each named executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Restricted stock and RSUs vest annually over four years and, because the restricted stock and RSU entails actual ownership of our common stock without the need to “exercise”, our restricted stock and RSU grants are proportionally smaller than our stock option grants, though the size of the restricted stock and RSU grant for each executive officer is still determined based on the same factors used to determine stock option grants described in the immediately preceding paragraph.

Pricing of and Accounting for Equity Awards

     All grants of stock options to our executive officers, employees, and directors have exercise prices equal to or exceeding the fair market value of the underlying shares of common stock on the grant date, as determined by our Board. All equity-based awards have been reflected in our consolidated financial statements, based on the applicable accounting guidance. Previously, we accounted for equity compensation paid to our employees and directors using the intrinsic value method under APB Opinion No. 25 and FASB Financial Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB Opinion No. 25.” Under the intrinsic value method, no stock-based compensation was recognized in our consolidated statements of operations for options granted to our directors, employees, consultants and others because the exercise price of the stock options equaled or exceeded the fair market value of the underlying stock on the dates of grant. Effective May 1, 2006, we adopted FAS 123R using the modified prospective method. Under this method, stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption of FAS 123R. FAS 123R requires us to estimate and record an expense over the service period of the stock-based award.

Policies Regarding Timing of Equity Award Grants

     Except in extraordinary circumstances as approved by the Committee, we grant stock options and restricted stock and RSUs to all of our employees (including our named executive officers) on fixed dates. If the named executive officer is a new hire and is receiving an initial grant in connection with the commencement of employment, the grant to such individual “will be effective” on the 15th (or the first business day following the 15th, in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the individual first commences employment with us. Regardless of the date of grant, the vesting commencement date is still the actual first day of employment. For named executive officers who receive promotion or retention grants, such grants “will be effective” on the 15th (or the first business day following the 15th, in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the Committee approves the grant for such individual. Annual stock option and restricted stock grants to named executive officers are “effective” on June 1st (or the first business day following June 1st, in the event that June 1st falls on a weekend or holiday).

     We do not have a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material non-public information.

Other Compensation for Named Executive Officers

Severance and Change-of-Control Arrangements

     We do not enter into employment, severance or change-of-control agreements with any of our named executive officers. However, we do have contractual obligations to provide three of our named executive officers with severance benefits in certain circumstances. Specifically, the stock options granted to each of Daniel J. Warmenhoven, our Chief Executive Officer, Thomas F. Mendoza, our President, and Steven J. Gomo, our Executive Vice President of Finance and Chief Financial Officer, under the Discretionary Option Grant Programs of our Amended and Restated 1995 Stock Incentive Plan and our Amended and Restated 1999 Stock Option Plan will immediately accelerate and vest in full in the event that such individual’s employment with the Company terminates in connection with an acquisition of the Company pursuant to a merger or reorganization of the Company or a sale of all or substantially all of the Company’s assets. Providing accelerated vesting in the event of a change in control is designed to align the interests of these key executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company.

     The Company also has a general severance policy applicable to all employees (including the named executive officers) providing for additional weeks of pay based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online database.

Perquisites

     The Company’s named executive officers are eligible to participate in the Company’s Executive Retirement Medical Plan, which provides medical coverage beyond the COBRA maximum benefit period to a defined group of retiring executive officers as a fully-insured plan based on minimum age, service and level of responsibility (i.e., executive vice president or above), and was adopted by the Company as a method to retain the defined group of executive officers. Our named executive officers are also entitled to a preventive care medical benefit not available to non-executives up to $2,500 per calendar year.

Other Benefits and Reimbursements

     Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. We offer up to $3,000 in a matching contribution under our 401(k) plan to each employee. The only retirement benefits that we offer our named executive officers are those under the Executive Retirement Medical Plan.

     The Board of Directors has adopted a travel policy whereby the Company’s CEO and President are permitted for business travel to fly private or charter aircraft within certain limitations. The CEO and President are two of the most frequently traveled senior executive officers of the Company and are often required to travel on extremely short notice and to areas that have limited access to commercial flights. Because the reimbursement is for business travel only and is integrally and directly related to the performance of the executives’ duties, the Company’s reimbursement is not compensation or a perquisite. Subject to an annual cap of $500,000, the CEO is reimbursed for expenses incurred in the operation of his privately owned aircraft when used for Company business, provided such expenses do not exceed the rate charged for equivalent commercial charter travel. For further details, see the Certain Transactions with Related Parties section of this proxy statement. The President is reimbursed for the actual cost of chartering an aircraft for his qualified business travel as defined in the policy and is also subject to an annual cap of $500,000.

Tax Deductibility of Compensation

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. The compensation paid to the CEO for the 2007 fiscal year did exceed the $1 million limit per officer, and it is expected the compensation to be paid to the CEO for the 2008 fiscal year will also exceed that limit. Our Amended and Restated 1995 Stock Incentive Plan and our Amended and Restated 1999 Stock Option Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Board has decided at this time to amend the Executive Compensation Plan to restructure the elements of such compensation payable to the Company’s executive officers, as set forth in Proposal No. 5, in order to allow for a deduction under 162(m). The Company does not believe the amount of compensation in excess of $1 million will be significant. However, the Committee periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to maximize deductibility.

____________

     The information contained in the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the Committee) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
of the Board of Directors:

Carol A. Bartz, Chairman
Mark Leslie
Robert T. Wall

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The table below summarizes the compensation information for the named executive officers for the fiscal year ended April 27, 2007.

								Change in
								Pension
								Value and
								Nonqualified
						Non-equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)		($) (4)	($) (5)	($)
Daniel J. Warmenhoven	2007	$709,615	—	—	$3,714,835	$986,365	(6)	$1,016,567	$2,600	$6,429,982
Chief Executive Officer
Steven J. Gomo	2007	$366,923	—	—	$968,340	$306,013	(7)	—	$1,416	$1,642,692
Executive Vice
President and Chief
Financial Officer
Thomas Georgens	2007	$405,769	—	$138,569	$2,551,575	$451,215	(8)	—	$907	$3,548,035
Executive Vice
President, Product
Operations
Thomas F. Mendoza	2007	$440,385	—	—	$2,337,808	$520,314	(9)	—	$2,600	$3,301,107
President
Robert E. Salmon	2007	$405,769	—	$169,427	$1,721,628	$451,215	(10)	—	$907	$2,748,946
Executive Vice
President, Field
Operations
__________________

(1)

Stock awards consist of Restricted Stock and RSU’s. The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS 123R for stock awards for the fiscal year ended April 27, 2007. The amounts disregard estimates of forfeitures that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for stock awards that were granted in fiscal years 2006 and 2007. Assumptions used in the valuations of these awards are included in Note 7 of the Company’s Annual Report on Form 10-K. These amounts do not correspond to actual value that may be realized by the named executive officers.

(2)

The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS 123R for stock option awards for the fiscal year ended April 27, 2007. The amounts disregard estimates of forfeitures that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for option awards that were granted in fiscal years 2003 through 2007. Assumptions used in the valuations of these awards are included in Note 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007, as filed with the SEC on June 26, 2007. These amounts do not correspond to actual value that may be realized by the named executive officers.

(3)	Amounts shown consist of payouts under the Non-equity Incentive Compensation Plan paid based upon the Company achieving 103.9% of its fiscal 2007 plan.

(4)

Amounts consist of executive contributions plus aggregate earnings in the last fiscal year. Deferrals are placed at the participant’s direction into a variety of publicly traded mutual funds. These amounts are also reported in the Nonqualified Deferred Compensation Table below under the columns entitled “Executive Contributions in the Last Fiscal Year” and “Aggregate Earnings in the Last Fiscal Year.”

(5)	The amounts shown represent the imputed income of term life insurance in excess of $50,000.

(6)	Based upon the Company achieving 103.9% of its targeted operating profit, Mr. Warmenhoven received 139% of his nonequity incentive compensation target, which is 139% of his base compensation earnings for fiscal 2007.

(7)	Based upon the Company achieving 103.9% of its targeted operating profit, Mr. Gomo received 139% of his nonequity incentive compensation target, which is 83% of his base compensation earnings for fiscal 2007.

(8)	Based upon the Company achieving 103.9% of its targeted operating profit, Mr. Georgens received 139% of his nonequity incentive compensation target, which is 111% of his base compensation earnings for fiscal 2007.

(9)	Based upon the Company achieving 103.9% of its targeted operating profit, Mr. Mendoza received 139% of his nonequity incentive compensation target, which is 118% of his base compensation earnings for fiscal 2007.

(10)	Based upon the Company achieving 103.9% of its targeted operating profit, Mr. Salmon received 139% of his nonequity incentive compensation target, which is 111% of his base compensation earnings for fiscal 2007.

Grants of Plan-Based Awards

     The table below summarizes information concerning all plan-based awards granted to the named executive officers during fiscal 2007, which ended on April 27, 2007.

								All
		Estimated Future Payouts Under			Estimated Future Payouts			Other	All Other
		Non-equity Incentive Plan Awards			Under Equity Incentive Plan			Stock	Option
		(1)			Awards			Awards:	Awards:

								Number			Grant Date
								of	Number of	Exercise or	Fair Value
								Shares	Securities	Base Price	of Stock
								of Stock	Underlying	of Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($) (2)	($) (3)	(#)	(#)	(#)	(#)	(#) (4)	($/Sh) (5)	($) (6)
Daniel J. Warmenhoven	6/1/2006	—	—	—	—	—	—	—	450,000 (7)	$32.50	$5,193,315
	3/23/2007	—	$1,023,750	$2,047,500	—	—	—	—	—	—	—

Steven J. Gomo	6/1/2006	—	—	—	—	—	—	—	100,000 (7)	$32.50	$1,154,070
	3/23/2007	—	$453,750	$907,500	—	—	—	—	—	—	—

Thomas Georgens	6/1/2006	—	—	—	—	—	—	—	100,000 (7)	$32.50	$1,154,070
	3/23/2007	—	$536,250	$1,072,500	—	—	—	—	—	—	—

Thomas F. Mendoza	6/1/2006	—	—	—	—	—	—	—	150,000 (7)	$32.50	$1,731,105
	3/23/2007	—	$700,500	$1,401,000	—	—	—	—	—	—	—

Robert E. Salmon	6/1/2006	—	—	—	—	—	—	—	100,000 (7)	$32.50	$1,154,070
	1/16/2007	—	—	—	—	—	—	—	125,000 (8)	$39.83	$1,669,275
	1/16/2007	—	—	—	—	—	—	30,000 (9)	—	$0.001	$1,194,870
	3/23/2007	—	$536,250	$1,072,500	—	—	—	—	—	—	—
____________________

(1)	Amounts shown in these columns represent the range of possible cash payouts for each named executive officer under the Company’s Non-equity Incentive Plan, as determined by the Compensation Committee at its March 2007 meeting.

(2)	The estimated payouts are based upon the Company achieving 100% of its targeted operating profit for fiscal 2008.

(3)	The Non-equity Incentive Plan is capped at a maximum of 200% of the target cash payouts for the applicable fiscal year.

(4)	The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. Regardless of the value placed on a stock option by FAS 123R on the grant date, the actual value of the option will depend on the market value of the Company’s common stock at the date in the future when the option is exercised.

(5)	The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date

(6)	The amounts shown represent the total fair value of the award calculated as of the grant date in accordance with FAS 123R. This amount is expensed in the financial statements over the service period of the award. Assumptions used in the valuations of these awards are included in Note 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007, as filed with the SEC on June 26, 2007. These amounts do not correspond to actual value that may be realized by the named executive officers.

(7)	The stock option was granted under the Discretionary Option Grant Program of the 1999 Plan. The option has a maximum term of seven (7) years measured from the grant date, subject to earlier termination upon the Officer’s cessation of service with the Company. Option vests in a series of equal monthly installments over 48 months of service beginning with the one-month anniversary of the grant date.

(8)	The stock option was granted under the Discretionary Option Grant Program of the 1995 Plan. The option has a maximum term of seven (7) years measured from the grant date, subject to earlier termination upon the Officer’s cessation of service with the Company. Option vests in a series of equal monthly installments over 48 months of service beginning with the one-month anniversary of the grant date.

(9)	The restricted stock award was granted under the Stock Issuance Program of the 1995 Plan. The fair market value of the Company’s common stock on the grant date was $39.83. The named executive officer paid $.001 for the restricted shares, which is the par value of the Company’s common stock. The restrictions lapse over four years at the rate of 25% of the shares on each annual anniversary of the grant date, subject to repurchase upon the Officer’s cessation of service with the Company.

Outstanding Equity Awards at Fiscal Year End

     The following table sets forth information regarding stock options and stock awards held by the named executive officers as of April 27, 2007.

	Option Awards					Stock Awards
							Market
	Number of	Number of				Number	Value of
	Securities	Securities				of Shares	Shares or
	Underlying	Underlying				or Units of	Units of
	Unexercised	Unexercised	Option			Stock That	Stock That
	Options	Options	Exercise		Option	Have Not	Have Not
	(#)	(#)	Price	Option	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Grant Date	Date	(#)	($)(1)
Daniel J. Warmenhoven	44,352	—	$4.508	4/30/1998	4/29/2008	—	—
	950,00	—	$11.250	5/24/1999	5/23/2009	—	—
	2,648	—	$14.167	1/3/2000	1/2/2010	—	—
	500,000	—	$53.907	2/1/2000	1/31/2010	—	—
	2,187	—	$17.146	1/2/2001	1/1/2011	—	—
	800,000	—	$20.160	4/26/2001	4/25/2011	—	—
	3,153	—	$7.927	1/2/2002	1/1/2012	—	—
	240,000	—	$15.320	2/7/2002	2/6/2012	—	—
	120,000	—	$15.320	2/7/2002	2/6/2012	—	—
	400,000	—	$9.990	11/1/2002	10/31/2012	—	—
	7,009	—	$3.567	1/2/2003	1/1/2013	—	—
	391,666	8,334 (2)	$15.711	5/9/2003	5/8/2013	—	—
	3,617	—	$6.910	1/2/2004	1/1/2014	—	—
	212,500	87,500 (3)	$19.220	6/17/2004	6/16/2014	—	—
	160,416	189,584 (4)	$29.240	6/1/2005	5/31/2015	—	—
	93,750	356,250 (5)	$32.500	6/1/2006	5/31/2013	—	—

	Option Awards						Stock Awards
									Market
	Number of	Number of					Number		Value of
	Securities	Securities					of Shares		Shares or
	Underlying	Underlying					or Units of		Units of
	Unexercised	Unexercised		Option			Stock That		Stock That
	Options	Options		Exercise		Option	Have Not		Have Not
	(#)	(#)		Price	Option	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Grant Date	Date	(#)		($)(1)
Steven J. Gomo	100,000	—		$7.449	8/12/2002	8/11/2012	—		—
	100,000	—		$9.990	11/1/2002	10/31/2012	—		—
	78,333	1,667	(2)	$15.711	5/9/2003	5/8/2013	—		—
	65,625	24,375	(6)	$19.170	5/3/2004	5/2/2014	—		—
	32,291	17,709	(7)	$20.610	9/2/2004	9/1/2014	—		—
	32,083	37,917	(4)	$29.240	6/1/2005	5/31/2015	—		—
	20,833	79,167	(5)	$32.500	6/1/2006	5/31/2013	—		—
Thomas Georgens	108,999 (2)	250,001	(8)	$27.810	11/15/2005	11/14/2015	15,000	(9)	$567,150
	20,833	79,167	(5)	$32.500	6/1/2006	5/31/2013	—		—
Thomas F. Mendoza	300,000	—		$53.907	2/1/2000	1/31/2010	—		—
	75,000	—		$58.000	5/10/2000	5/9/2010	—		—
	41,667	—		$9.990	11/1/2002	10/31/2012	—		—
	40,624	3,126	(2)	$15.711	5/9/2003	5/8/2013	—		—
	726,041	123,959	(10)	$24.690	10/31/2003	10/30/2013	—		—
	10,417	54,167	(4)	$29.240	6/1/2005	5/31/2015	—		—
	15,625	118,750	(5)	$32.500	6/1/2006	5/31/2013	—		—
Robert E. Salmon	24,000	—		$18.500	11/1/1999	10/31/2009	7,500	(14)	$283,575
	2,648	—		$14.167	1/3/2000	1/2/2010	30,000	(15)	$1,134,300
	150,000	—		$53.907	2/1/2000	1/31/2010	—		—
	2,187	—		$17.146	1/2/2001	1/1/2011	—		—
	100,000	—		$20.160	4/26/2001	4/25/2011	—		—
	30,000	—		$15.320	2/7/2002	2/6/2012	—		—
	25,000	—		$15.320	2/7/2002	2/6/2012	—		—
	2,500	—		$9.990	11/1/2002	10/31/2012	—		—
	73,437	1,563	(2)	$15.711	5/9/2003	5/8/2013	—		—
	87,500	32,500	(6)	$19.170	5/3/2004	5/2/2014	—		—
	32,291	17,709	(11)	$20.610	9/2/2004	9/1/2014	—		—
	32,083	37,917	(4)	$29.240	6/1/2005	5/31/2015	—		—
	23,437	51,563	(12)	$34.240	3/15/2006	3/14/2016	—		—
	20,833	79,167	(5)	$32.500	6/1/2006	5/31/2013	—		—
	7,812	117,188	(13)	$39.830	1/16/2007	1/15/2014	—		—
____________________

(1)	The market value for unvested restricted stock awards is calculated based on a market value of $37.81, the closing price of the Company’s common stock on April 27, 2007, multiplied by the number of shares.

(2)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on May 9, 2007

(3)	25% of the option shares vested one year after the grant date on June 17, 2005 and 1/48th of the shares vest monthly thereafter. The option will be fully vested on June 17, 2008

(4)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 1, 2009

(5)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 1, 2010

(6)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on May 3, 2008

(7)	50% of the option shares vested two years after the grant date on September 2, 2006 and 1/48th of the shares vest monthly thereafter. The option will be fully vested on September 2, 2008

(8)	25% of the option shares vested one year from the officer’s date of hire on October 17, 2006 and 1/48th of the shares vest monthly thereafter. The option will be fully vested on October 17, 2009

(9)	25% of the shares vested one year after the grant date on November 15, 2006 and 25% of the shares will vest annually thereafter. All shares will be fully vested on November 15, 2009

(10)	25% of the option shares vested one year from the grant date on October 31, 2004 and 1/48th of the shares vest monthly thereafter. The option will be fully vested on October 31, 2007

(11)	25% of the option shares vested one year from the grant date on September 2, 2005 and 1/48th of the shares vest monthly thereafter. The option will be fully vested on September 2, 2008

(12)	25% of the option shares vested on January 9, 2007 and1/48th of the shares vest monthly thereafter. The option will be fully vested on January 9, 2010

(13)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on January 16, 2011

(14)	25% of the shares vested one year after the grant date on March 22, 2007 and 25% of the shares will vest annually thereafter. All shares will be fully vested on March 22, 2010

(15)	25% of the shares will vest one year after the grant date on January 16, 2008 and25% of the shares will vest annually thereafter. All shares will be fully vested on January 16, 2011

Option Exercises and Stock Vested for Fiscal 2007

     The following table provides information regarding options and stock awards exercised and vested, respectively, and value realized for each of the named executive officers during the fiscal year which ended on April 27, 2007.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized
	on Exercise	Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)
Daniel J. Warmenhoven	723,424	$23,276,322	—	—
Steven J. Gomo	100,000	$2,696,100	—	—
Thomas Georgens	41,000	$445,054	5,000 (3)	$190,000
Thomas F. Mendoza	51,041	$532,502	—	—
Robert E. Salmon	10,000	$270,570	7,500 (4)	$279,225
____________________

(1)	Based on the market price of the Company’s common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised

(2)	Based on the market price of the Company’s common stock on the vesting date, multiplied by the number of shares vested

(3)	Of this amount, 1,787 shares were withheld by the Company from those vested to satisfy tax withholding requirements

(4)	Of this amount, 893 shares were withheld by the Company from those vested to satisfy tax withholding requirements

Nonqualified Deferred Compensation

     Under the Company’s Deferred Compensation Plan, key employees, including the named executive officers, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) Plans as permitted and in compliance with Section 409(a). Eligible employees may defer an elected percentage of eligible earnings which include Base Salary, Sales Incentive Compensation, and Company Incentive Compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

     Interest (earnings) are not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in the Company 401(k) Plan. Available mutual funds are selected and monitored by the 401(k) Committee which is comprised of a group of executives (none of whom are named executive officers), with input from an outside Investment Advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither Company stock nor any individual stock are included among the investment choices. However, it is possible that Company stock may comprise a percentage of the various investments held by the publicly traded mutual funds.

     At the time of initial election, the participant must also elect a distribution option. Distribution options include a Separation Account (paid six months after termination of employment) or an In-Service Account (paid at a specified fixed future date). Participants are not permitted to change the timing of a Separation Account. In-Service Account distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an In-Service Account, but any such modification to timing must delay the distribution for at least five years.

     The following table represents the executive contributions, earnings and account balances for the named executive officers in the Deferred Compensation Plan.

NON-QUALIFED DEFERRED COMPENSATION

Aggregate
	Executive	Company	Aggregate		Balance at
	Contributions	Contributions	Earnings	Aggregate	end of
	in the Last	in the Last	in the Last	Withdrawls/	the Last
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Fiscal Year
Name	($) (1)	($) (2)	($)	($)	($)
Daniel J. Warmenhoven(3)	$870,724	—	$145,843	—	$1,200,503
Steven J. Gomo	—	—	—	—	—
Thomas Georgens	—	—	—	—	—
James K. Lau	—	—	—	—	—
Thomas F. Mendoza	—	—	—	—	—
Robert E. Salmon	—	—	—	—	—
____________________

(1)	Represents amounts deferred, which is reported as compensation to Mr. Warmenhoven in the Summary Compensation Table.

(2)	The Company does not make contributions to the Deferred Compensation Plan.

(3)	Mr. Warmenhoven is the only named executive officer who participated in the Deferred Compensation Plan in fiscal 2007.

Pension Benefits

      The Company does not provide pension benefits or a defined contribution plan to the named executive officers other than the tax-qualified 401(k) plan.

Potential Payments upon Termination or Change in Control

     The Company does not presently have any employment contracts or severance arrangements in effect with the Chief Executive Officer or any of the other named executive officers included in the Summary Compensation Table.

     Under the terms of the 1995 Plan and the 1999 Plan, each outstanding option held by the Chief Executive Officer, the other executive officers, and employees of the Company under the Discretionary Option Grant Program of the 1995 Plan or the 1999 Plan will automatically accelerate in full, and all unvested shares of common stock held by such individuals under the 1995 Plan or the 1999 Plan will immediately vest in full, upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company’s repurchase rights with respect to those shares are to be assigned to, the successor corporation.

     In addition, the Compensation Committee as Plan Administrator of the 1995 Plan and/or the 1999 Plan has the authority to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Chief Executive Officer or any other executive officer, and the shares of common stock subject to direct issuances held by such individual, in connection with the termination of the officer’s employment following (i) a merger or asset sale in which those options are assumed and the Company’s repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company. Pursuant to such authority, the options granted to Daniel J. Warmenhoven, Chief Executive Officer; Thomas F. Mendoza, President; and Steven J. Gomo, Executive Vice President Finance and Chief Financial Officer, under the Discretionary Option Grant Programs of the 1995 Plan and the 1999 Plan, will immediately vest in full in the event of their termination of employment in connection with an acquisition of the Company by merger or asset sale.

     The following table provides information on the value of fully accelerated options, applying the assumption that the termination of employment as described above took place on April 27, 2007, the last day of fiscal year 2007.

						Total Market
					Total Price	Value
		Exercise		Unvested	Unvested/	Unvested/	Net Value on
		Price per	Vested	Shares Subject	Accelerated	Accelerated	Triggering
		Share	Shares	to Acceleration	Shares	Shares	Event
Name	Grant Date	($/Sh)	(#)	(#)	($)	($) (1)	($) (2)
Daniel J. Warmenhoven	5/9/2003	$15.71	391,666	8,334	$130,935	$315,109	$184,174
	6/17/2004	$19.22	212,500	87,500	$1,681,750	$3,308,375	$1,626,625
	6/1/2005	$29.24	160,416	189,584	$5,543,436	$7,168,171	$1,624,735
	6/1/2006	$32.50	93,750	356,250	$11,578,125	$13,469,813	$1,891,688
Steven J. Gomo	5/9/2003	$15.71	78,333	1,667	$26,190	$63,029	$36,839
	5/3/2004	$19.17	65,625	24,375	$467,269	$921,619	$454,350
	9/2/2004	$20.61	32,291	17,709	$364,982	$669,577	$304,595
	6/1/2005	$29.24	32,083	37,917	$1,108,693	$1,433,642	$324,949
	6/1/2006	$32.50	20,833	79,167	$2,572,928	$2,993,304	$420,378
Thomas F. Mendoza	5/9/2003	$15.71	146,874	3,126	$49,113	$118,194	$69,081
	10/31/2003	$24.69	726,041	123,959	$3,060,548	$4,686,890	$1,626,342
	6/1/2005	$29.24	45,833	54,167	$1,583,843	$2,048,054	$464,211
	6/1/2006	$32.50	31,250	118,750	$3,859,375	$4,489,938	$630,563
____________________

(1)	The market value of the accelerated option shares is calculated as the fair market value of the Company’s common stock on April 27, 2007, which was $37.81 as reported on the NASDAQ Global Select Market, multiplied by the number of shares accelerated.

(2)	The net value of the accelerated option shares is calculated as difference between the market value of the accelerated option shares and the exercise price.

Equity Compensation Plan Information

     The following table provides information as of April 27, 2007, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote (8) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options and awards as of April 27, 2007, and the weighted average exercise price.

	A	B	C
			Number of Securities
	Number of Securities		Remaining
	to Be Issued upon		Available for Future Issuance
	Exercise of	Weighted Average	Under Equity Compensation
	Outstanding Options	Exercise Price of	Plans (Excluding Securities
	and RSU Awards	Outstanding Options	Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	62,451,522 (2)	$30.38 (3)	25,436,999 (4)
Equity Compensation Plans Not Approved by Stockholders(5)	588,037	$14.41 (6)	1,796,859 (7)
Total(8)	63,039,559	$30.25 (9)	27,233,858
____________________

(1)	The category consists of the 1995 Plan, the 1999 Plan and the Purchase Plan.

(2)	Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two- year offering period in which that semiannual purchase date occurs, or (ii) the closing selling price per share on the semiannual purchase date. In no event, however, may more than 1,000,000 shares be issued in total on any one purchase date.

(3)	The weighted average exercise price including outstanding options and RSU awards is $29.72 per share.

(4)	Includes 16,704,694 shares of common stock available for issuance under the 1999 Plan, of which 1,150,887 shares may be issued as RSUs; 4,466,529 shares available for issuance under the 1995 Plan, of which 355,007 shares may be issued as RSUs; and 4,265,776 shares available for issuance under the Purchase Plan.

(5)	The category consists of the Special Nonofficer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan. The Special Nonofficer Stock Option Plan was adopted by the Board on April 30, 1997 and will expire in December 2007. Eligible participants are employees of the Company who are neither officers nor members of the Board. All options granted under the Special Nonofficer Stock Option Plan are nonstatutory options with an exercise price not less than 100% of the fair market value per share of the Company’s common stock on the grant date. The Spinnaker Networks Inc. 2000 Stock Plan was assumed by the Company in connection with the acquisition of Spinnaker Networks on February 18, 2004 and will expire in 2010. Eligible participants are employees or consultants of Spinnaker Networks before February 18, 2004 or who first become employees or consultants of the Company after February 18, 2004. Options, restricted stock units and stock purchase rights may be issued under the Spinnaker Networks Inc. 2000 Stock Plan. The exercise price of options may not be less than 100% of the fair market value per share of the Company’s common stock on the grant date.

(6)	The weighted average exercise price including outstanding options and RSU awards is $12.90 per share.

(7)	Includes 294,048 shares of common stock available for issuance under the Special Nonofficer Stock Option Plan; and 1,502,811 shares available for issuance under the Spinnaker Networks, Inc. 2000 Stock Plan.

(8)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally established those plans. As of April 27, 2007, a total of 2,002,906 shares of the Company’s common stock were issuable upon exercise of outstanding options and RSUs under those assumed plans. The weighted average exercise price of the outstanding options is $20.59 per share. The weighted average exercise price for outstanding options and RSUs is $20.38 per share. No additional awards may be made under those assumed plans.

(9)	The weighted average exercise price including outstanding options and RSU awards is $29.56 per share.

DIRECTOR COMPENSATION

     The Compensation Committee evaluates the compensation and form of compensation for nonemployee Directors annually and recommends changes to the Board when appropriate. The Directors receive annual retainers and stock options for their service on the Board. Details of the compensation are discussed in the narrative below.

     The table below summarizes the compensation paid by the Company to the nonemployee Directors for the fiscal year ended April 27, 2007.

					Change in
					Pension
					Value and
	Fees Earned			Nonequity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($)	($) (2) (3) (4)	($)	Earnings	($)	($)
Donald T. Valentine	$35,000	—	$331,545	—	—	—	$366,545
Jeffry R. Allen	$35,000	—	$749,953	—	—	—	$784,953
Carol A. Bartz	$40,000	—	$273,324	—	—	—	$313,324
Alan L. Earhart	$45,000	—	$379,652	—	—	—	$424,652
Edward Kozel	$47,500 (5)	—	$148,173	—	—	—	$195,673
Mark Leslie	$40,000	—	$286,581	—	—	—	$326,581
Nicholas G. Moore	$50,000	—	$273,324	—	—	—	$323,324
George Shaheen	$40,000	—	$288,032	—	—	—	$328,032
Robert T. Wall	$40,000	—	$215,103	—	—	—	$255,103
____________________

(1)	Fees earned represent annual retainers and committee fees.

(2)	The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS 123R for option awards for the fiscal year ended April 27, 2007. The amounts disregard estimates of forfeitures that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for option awards that were granted in fiscal year 2007, as well as prior years. Assumptions used in the valuations of these awards are included in Note 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007, as filed with the SEC on June 26, 2007. These amounts do not correspond to actual value that may be realized by the Director.

(3)	The nonemployee Directors had options to purchase the following number of shares of common stock outstanding as of April 27, 2007: Mr. Valentine, 382,000 shares; Mr. Allen, 984,414 shares; Ms. Bartz, 100,000 shares; Mr. Earhart, 70,000 shares; Mr. Kozel, 55,000 shares; Mr. Leslie, 90,000 shares; Mr. Moore, 65,000 shares; Mr. Shaheen, 90,000 shares; and Mr. Wall, 120,000 shares.

(4)	The nonemployee Directors received stock option grants to purchase shares of the Company’s common stock in fiscal year 2007 with the following fair values calculated as of the grant date in accordance with FAS 123R:

  Mr. Valentine, $369,540 fair value of stock option to purchase 30,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Allen, $307,950 fair value for stock option to purchase 25,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Ms. Bartz, $307,950 fair value for stock option to purchase 25,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Earhart, $246,360 fair value for stock option to purchase 20,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Kozel, $625,669 fair value for stock option to purchase 55,000 shares made on May 16, 2006, at an exercise price of $32.58 per share;

  Mr. Leslie, $246,360 fair value for stock option to purchase 20,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Moore, $307,950 fair value for stock option to purchase 25,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Shaheen, $246,360 fair value for stock option to purchase 20,000 shares made on August 31, 2006, at an exercise price of $34.24 per share;

  Mr. Wall, $246,360 fair value for stock option to purchase 20,000 shares made on August 31, 2006, at an exercise price of $34.24 per share
(5)	Includes fee of $7,500 paid to Mr. Kozel for service on the Board from May 2006 until the annual shareholder meeting on August 31, 2006.

     In fiscal year 2007, the members of the Board received an annual cash retainer for their service as directors in the amount of $30,000. Audit Committee members received an additional $10,000, and Compensation Committee and Nominating/Governance committee members received an additional $5,000 per committee. The Chair of the Audit Committee received an additional $5,000 in cash. Directors are eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Plan, under which option grants to purchase shares of common stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date are automatically made at periodic intervals to eligible nonemployee Board members.

     For fiscal year 2008, members of the Board will receive an annual cash retainer for their service as directors, in the amount of $30,000. Audit Committee members shall receive an additional $10,000 in cash and Compensation and Nominating/Governance committee members shall receive an additional $5,000 in cash per committee. The Chair of the Audit Committee shall receive an additional $5,000 in cash. Directors who serve as the Chair of the Board or the Chair of one of the committees of the Board will receive an additional stock option grant under the 1995 Plan to purchase 5,000 shares of common stock per Chair, with a per share exercise price equal to the fair market value on the date of the grant. Each option grant has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of committee service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the committee prior to vesting in those shares. The shares subject to each such 5,000 share grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of committee service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting.

     At the 2006 Annual Stockholders Meeting held on August 31, 2006, each of the following individuals reelected as a nonemployee Board member at that meeting received an option grant for 20,000 shares of common stock under the Automatic Option Grant Program of the 1999 Plan with a per share exercise price of $34.24, the fair market value per share of common stock on the grant date: Mr. Allen, Ms. Bartz, Mr. Earhart, Mr. Leslie, Mr. Moore, Mr. Shaheen, Mr. Valentine, and Mr. Wall. Each such option grant has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the per share exercise price, should the Director cease service on the Board prior to vesting of those purchased shares. The shares subject to each such 20,000-share grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e., approximately September 19, 2007).

     At the 2006 Annual Stockholders Meeting held on August 31, 2006, the following individuals received option grants of common stock for service as Chair of the Board or Chair of one of the committees of the Board: Mr. Valentine, 5,000 shares for serving as Chair of the Board and 5,000 shares for serving as Chair of the Nominating/ Corporate Governance Committee; Ms. Bartz, 5,000 shares for serving as Chair of the Compensation Committee; Mr. Moore, 5,000 shares for serving as Chair of the Audit Committee; and Mr. Allen 5,000 shares for serving as Chair of the Investment Committee. Each option grant has a per share exercise price of $34.24, the fair market value per share of common stock on the grant date, and a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the Board prior to vesting in those shares. The shares subject to each grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e., approximately September 19, 2007).

______________________

     The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended April 27, 2007, included in the Company’s Annual Report on Form 10-K for that year.

     In accordance with its written charter adopted by the Board of Directors, a copy of which attached is on file with the Company’s 2006 Proxy Statement, the Audit Committee oversees and assists the Board in fulfilling its responsibility for monitoring the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews the Charter annually to reassess the adequacy of the Charter. During the fiscal year, the Audit Committee reviewed the Charter in accordance with current regulations and requirements. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, corporate controller and independent auditors prior to public release. The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight, of the work of the Company’s internal and independent auditors, and such internal and independent auditors report directly to the Audit Committee.

     Management is responsible for the Company’s internal controls over financial reporting and for the preparation of the consolidated financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal and independent audits, the results of the audits and other nonaudit services provided by the Company’s independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and satisfied itself as to the auditors’ independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007, as filed with the SEC on June 26, 2007.

     Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” as determined by the Board of Directors and in compliance with the rules of the National Association of Securities Dealers, Inc. and the Exchange Act.

Submitted by the Audit Committee
of the Board of Directors

Nicholas G. Moore, Chairman
Alan L. Earhart
George T. Shaheen

AUDITOR FEES

     The audit committee preapproved services performed by the independent auditors during fiscal year 2007 and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

     Aggregate fees to the company for the fiscal years ended April 27, 2007, and April 28, 2006, respectively, represent fees billed or to be billed by the Company’s independent accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche).

	Fiscal Year Ended
	2007	2006
Audit Fees(a)	$2,782,000	$2,113,000
Audit-Related Fees(b)	637,500	67,000
Total Audit and Audit-related Fees	3,419,500	2,180,000
Tax Fees(c)	1,000,000	699,000
All Other Fees	—	—
Total Fees	$4,419,500	$2,879,000
___________________

(a)	Includes fees for professional services related to the fiscal years ended April 27, 2007, and April 28, 2006 rendered for the audit of the Company’s annual consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting and Deloitte & Touche’s audit of our internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for foreign statutory audits.

(b)	Includes fees associated with the sale of certain assets of our NetCache business in 2007, for accounting consultations primarily related to our response to SEC comment letters in 2007, the acquisitions of Topio in 2007 and Decru in 2006, as well as the issuance of consents for certain SEC filings.

(c)	Includes fees for tax consulting services associated with international and acquisition strategies.

     The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee is composed of Ms. Bartz, Mr. Kozel and Mr. Wall. None of these individuals was at any time during the 2007 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity, which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE

     The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC and NASDAQ.

     In particular:

Independent Directors

  A majority of our Board members is independent of the Company and its management as defined by the NASDAQ Stock Market (NASDAQ).

  The nonmanagement directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

  The Chairman of the Board is a nonemployee member and independent (as defined by the NASDAQ rules).

Nominating/Corporate Governance Committee

  All the members of the Nominating/Corporate Governance Committee meet all the applicable requirements for independence from Company management and requirements for financial literacy.

  The Nominating/Corporate Governance Committee has adopted a charter that meets applicable NASDAQ standards. The charter is located at: http://www.netapp.com/company/corporate-governance.html

  The Board has adopted nomination guidelines for the identification, evaluation and further nomination of candidates for director.

  The Nominating/Corporate Governance Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination.

  If the Corporate Governance and Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees.

  In evaluating the suitability of each candidate, the Nominating/Corporate Governance Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for Audit Committee members.

  The Nominating/Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

  A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089, Attention: Andrew Kryder, Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Network Appliance, Inc. within the last three years and evidence of the nominating person’s ownership of Company stock.

Compensation Committee

  All the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable NASDAQ and Internal Revenue Service rules.

  The Compensation Committee has adopted a charter that meets applicable NASDAQ standards and is available on http://www.netapp.com/company/corporate-governance.html.

  Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

  Director compensation guidelines are determined by the Compensation Committee as defined by our Corporate Governance Guidelines.

Audit Committee

  The Board’s Audit Committee has established policies and procedures that are consistent with the SEC and NASDAQ requirements for auditor independence.

  Audit Committee members all meet the applicable requirements for independence from Company management and requirements for financial literacy.

  Each member of the Audit Committee has the requisite financial management expertise.

  Deloitte & Touche LLP, our independent auditors, reports directly to the Audit Committee.

  The internal audit function of the Company reports directly to the Audit Committee.

  The Audit Committee Charter is available on http://www.netapp.com/company/corporate-governance.html .

Stockholder Meeting Attendance Policy for Directors

  The Annual Meeting of Stockholders meeting is typically scheduled on the same day as a Board of Directors meeting and a majority of the Directors typically attend the Annual Meeting of Stockholders. Last year, 100% of the Directors attended the Annual Meeting of Stockholders.

Stockholder Approval of Equity Compensation Plans

  The Company requires stockholder approval of all equity compensation plans.

Code of Business Conduct and Ethics

  The Company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

  All employees are required to affirm in writing their understanding and acceptance of the code.

  All employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

  The Code of Business Conduct and Ethics is posted on the Company’s internal Web site.

Personal Loans to Executive Officers and Directors

  The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

     Stockholders may contact any of the Company’s directors by writing to them whether by mail or express mail, c/o Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089. Employees and others who wish to contact the board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using this address and designating the communication as “confidential.”

CERTAIN TRANSACTIONS WITH RELATED PARTIES

     In May 2004, the Board of Directors adopted a travel policy wherein its Chief Executive Officer, Mr. Daniel J. Warmenhoven, is required to utilize a private airplane for business travel. Subject to an annual cap of $500,000, Mr. Warmenhoven will be reimbursed for expenses incurred in the operation of his private plane when used for Company business provided such expenses do not exceed the rate charged for equivalent commercial charter travel. The cost reimbursement shall occur on a quarterly basis with a $125,000 cap per quarter. Any amount unused in a particular quarter may be carried over to the following quarter. Any amount unused at the end of a fiscal year, however, may not carry over to the following fiscal year. During fiscal 2007, the Company recognized a total of $500,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Warmenhoven during 2007.

     The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

     Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons, specifically, the Corporate Governance and Nominating Committee has the authority to:

  Review and monitor the Company’s Code of Business Conduct and Ethics;

  Consider questions of possible conflicts of interest of members of the Board and corporate officers; and

  Review actual and potential conflicts of interest of members of the Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

     The Company filed an Annual Report on Form 10-K with the SEC on or about June 26, 2007. Our Internet address is http://www.netapp.com/. We make available through our Web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Steven J. Gomo, Chief Financial Officer of the Company at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

By Order of the Board of Directors

DANIEL J. WARMENHOVEN
Chief Executive Officer
July 25, 2007

© 2007 Network Appliance, Inc. All rights reserved. Specifications subject to change without notice. NetApp, the Network Appliance logo, and NetCache are registered trademarks and Network Appliance is a trademark of Network Appliance, Inc. in the U.S. and other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

NETWORK APPLIANCE, INC.
1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 13, 2007

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

     This 1999 Stock Option Plan is intended to promote the interests of Network Appliance, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into five separate equity programs:

     (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

     (ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

     (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

     (iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

     (v) the Automatic Option Grant Program under which non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

     B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

     D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

     E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV. ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

     (i) Employees, and

     (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards and the consideration, if any, to be paid for shares subject to such awards.

     C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

V. STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 94,500,000 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by

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the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, plus (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting. Such authorized share reserve shall be in addition to the number of shares of Common Stock reserved for issuance under the Corporation’s 1995 Stock Incentive Plan and the Corporation’s Special Non-Officer Stock Option Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan. In addition, share issuances under such plans shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

     B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

     C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

     D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/ or class of securities for which automatic option grants are to be made subsequently under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

          (i) cash or check made payable to the Corporation,

          (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

     C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

          (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

          (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier)

upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

     2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

     A. Eligibility. Incentive Options may only be granted to Employees.

     B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars

5

($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

     E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

     F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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IV. REPRICING OR CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I. STOCK APPRECIATION RIGHT TERMS

     Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

     A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

     1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

     2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

     At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.

     D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

     E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

     D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

     E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REPRICING OR CANCELLATION AND REGRANT OF STOCK APPRECIATION RIGHTS

     The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than 30% of the sum of (A) the number of shares to be added to the Plan at the 2007 Annual Meeting, (B) the number of shares available to be granted pursuant to awards under the Plan (i.e., reserved but unissued) as of May 25, 2007, and (C) the number of shares subject to outstanding awards as of May 25, 2007 that actually return to the Plan pursuant to Article One, Section V, Clause C. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after May 25, 2007 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock to be granted to each Participant, provided that during any calendar year, no Participant shall receive more than 200,000 shares of Common Stock under the Stock Issuance Program.

     A. Purchase Price.

     1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

     2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

          (i) cash or check made payable to the Corporation, or

          (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. Vesting/Issuance Provisions.

     1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

          (i) the Service period to be completed by the Participant or the performance objectives to be attained,

          (ii) the number of installments in which the shares are to vest,

          (iii) the interval or intervals (if any) which are to lapse between installments, and

          (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

     shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

     5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I. PERFORMANCE UNITS AND PERFORMANCE SHARES

     Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than 30% of the sum of (A) the number of shares to be added to the Plan at the 2007 Annual Meeting, (B) the number of shares available to be granted pursuant to awards under the Plan (i.e., reserved but unissued) as of May 25, 2007, and (C) the number of shares subject to outstanding awards as of May 25, 2007 that actually return to the Plan pursuant to Article One, Section V, Clause C. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after May 25, 2007 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted.

     A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $2,000,000, and (b) no Participant will receive more than 200,000 performance shares.

     B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

     C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

     1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

     2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/ shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

     E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

     F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

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ARTICLE SIX

AUTOMATIC OPTION GRANT PROGRAM

     On August 17, 2000, the Board approved the following changes to the Automatic Option Grant Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

     On August 9, 2001, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

     On May 16, 2006, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing nonemployee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares.

     On July 13, 2007, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Option Grant Program from ten (10) years to seven (7) years.

I. OPTION TERMS

     A. Grant Dates. Option grants shall be made on the dates specified below:

     1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary). Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 55,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

     2. On the date of each Annual Stockholders Meeting, beginning with the 2007 Annual Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 20,000-share option grants any one non-employee Board member may receive over his or her period of Board service.

     3. Stockholder approval of the 2001 Restatement shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of the 2001 Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

     4. The Automatic Option Grant Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation’s 1995 Stock Incentive Plan. That latter program terminated upon stockholder approval of the Plan at the 1999 Annual Stockholders Meeting, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation’s subsequent Annual Stockholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three, as in effect from time to time.

     B. Exercise Price.

     1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. Option Term. Each option shall have a term of seven (7) years measured from the option grant date.

     D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares.

     1. The shares subject to each 40,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, in a series of four (4) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

     2. The shares subject to each 55,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, as follows: (x) 25,000 shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date, and (y) the balance of the shares shall vest in a series of three (3) successive equal annual installments upon the Optionee’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the option grant date.

     3. The shares subject to each annual 20,000-share grant shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, upon the Optionee’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the option grant date.

     E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

          (i) The Optionee (or, in the event of the Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

          (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service.

15

          (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

          (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding with respect to any and all shares in which the Optionee is not otherwise at that time vested.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

     C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

16

ARTICLE SEVEN

MISCELLANEOUS

I. TAX WITHHOLDING

     A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

          (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

          (ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II. EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

     B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

     C. The Plan was amended on August 9, 2001 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

     D. The Plan was amended on July 2, 2002 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

     E. The Plan was amended and restated on June 12, 2003 so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

     F. The Plan was amended and restated on July 7, 2004 to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

     G. The Plan was amended on July 1, 2005 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

     H. The Plan was amended on July 10, 2006 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

     I. The Plan was amended on July 13, 2007 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25, 2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. The stockholders will be asked to approve such amendment at the 2007 Annual Meeting, and no awards will be granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval is obtained.

     J. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such

18

stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV. REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

     The following definitions shall be in effect under the Plan:

     A. Annual Revenue means as to any Performance Period, the Corporation’s or business unit’s net sales.

     B. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Six of the Plan.

     C. Board shall mean the Corporation’s Board of Directors.

     D. Cash Position means as to any Performance Period, the Corporation’s level of cash and cash equivalents.

     E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

     (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

     (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     F. Code shall mean the Internal Revenue Code of 1986, as amended.

     G. Common Stock shall mean the Corporation’s common stock.

     H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

     I. Corporation shall mean Network Appliance, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

     J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

     K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

     L. Earnings Per Share means as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

     M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

     O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

     P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

     Q. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

     R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     T. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

     U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

     V. Operating Cash Flow means as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

     W. Operating Income means as to any Performance Period, the Corporation’s or a business unit’s income from operations but excluding any unusual items.

     X. Optionee shall mean any person to whom an option is granted under the Plan.

     Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Z. Participant shall mean any person who is issued award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

     AA. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

     BB. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

     CC. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

     DD. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     EE. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

     FF. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

     GG. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

     HH. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

     II. Return on Assets means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

     JJ. Return on Equity means as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

     KK. Return on Sales means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

     LL. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     MM. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     NN. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     OO. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

     PP. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     QQ. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     RR. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

     SS. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     TT. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     UU. Total Shareholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

     VV. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

NETWORK APPLIANCE, INC
EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective July 13, 2007

I. PURPOSE OF THE PLAN

     This Employee Stock Purchase Plan is intended to promote the interests of Network Appliance, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

     All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II. ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Twenty Million Six Hundred Thousand (20,600,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, plus (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 5, 2007.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

     NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

     C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

     D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V. ELIGIBILITY

     A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

     B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period.

VI. PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

     (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

     (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

     B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

     D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

     E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII. PURCHASE RIGHTS

     A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

     B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

     C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. The maximum number of shares of Common Stock purchasable in total by all participants on any one Purchase Date shall not exceed One Million (1,000,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

     E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

     F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

     G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

     (i) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in the offering period, and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time the Participant withdraws from the offering period, then the payroll deductions collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

     (ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

     H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any offering period in which he or she wishes to participate.

     I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in

Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

     The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

     J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

     K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

     (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

     (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

     B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

     C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

     D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

     E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

     F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

     G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

     H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

     I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

     J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting

     K. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

     L. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in May 2011, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

     A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

     B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the requirements for eligibility to participate in the Plan.

XI. GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

     C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A
Corporations Participating in
Employee Stock Purchase Plan
As of July 2, 2002

Network Appliance, Inc.

APPENDIX

     The following definitions shall be in effect under the Plan:

     A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

     B. Board shall mean the Corporation’s Board of Directors.

     C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

     D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

     (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

     E. Code shall mean the Internal Revenue Code of 1986, as amended.

     F. Common Stock shall mean the Corporation’s common stock.

     G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

     H. Corporation shall mean Network Appliance, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

     I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

     J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

     K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     L. 1933 Act shall mean the Securities Act of 1933, as amended.

     M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

     N. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of July 2, 2002 are listed in attached Schedule A.

     O. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

     P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

     Q. Purchase Date shall mean the last business day of each Purchase Interval.

     R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

     S. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

NETWORK APPLIANCE, INC.
EXECUTIVE COMPENSATION PLAN

1. OVERVIEW

     1.1. Plan Objectives. The objective of the Network Appliance, Inc. Executive Compensation Plan (the “Plan”) is to provide a means and guidelines under which Network Appliance, Inc. (the “Company”) can share its success with its key executives by providing such executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.

     1.2. Effective Date. The Plan is effective as of April 30, 2007, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company.

2. DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1. “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

     2.2. “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

     2.3. “Base Pay” means as to any Performance Period, actual gross base salary. “Base Pay” excludes any other compensation, including but not limited to bonus or incentive payments of any sort, car allowances, relocation payments, expense reimbursements and advances, loans, payments received in lieu of benefit plan participation, club membership reimbursements and payments received from Company or government sponsored benefit plans, including but not limited to disability pay, wage replacement benefits, short-term/long-term disability payments, and workers’ compensation benefits.

     2.4. “Board” means the Board of Directors of the Company.

     2.5. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.6. “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

     2.7. “Company” means Network Appliance, Inc., a Delaware corporation, or any successor thereto.

     2.8. “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

     2.9. “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.10. “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

     2.11. “Employee” means an individual who is in the employ of the Company during the Fiscal Year and is subject to the control and direction of the employing entity as to both the work to be performed and the manner and method of performance. Persons who have been designated by the Company as independent contractors, temporary employees, consultants or advisors shall not be eligible to participate in this Plan, regardless of whether such designation is upheld in any legal or administrative proceeding.

     2.12. “Fiscal Year” means the fiscal year of the Company.

     2.13. “Maximum Award” means as to any Participant for any Performance Period, 200% of the Participant’s incentive compensation target.

     2.14. “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

     2.15. “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

     2.16. “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

     2.17. “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

     2.18. “Performance Period” means any Fiscal Year or such other period longer than a Fiscal Year but not in excess of three Fiscal Years, as determined by the Committee in its sole discretion.

     2.19. “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Individual Objectives, (c) Operating Cash Flow, (d) Operating Income, (e) Profit After-Tax, (f) Profit Before-Tax, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, (k) Total Shareholder Return, and (l) any other Company financial metric as determined by the Committee. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

     2.20. “Plan” means the Network Appliance, Inc. Executive Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.21. “Profit After-Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

     2.22. “Profit Before-Tax” means as to any Performance Period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

     2.23. “Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 65.

     2.24. “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

     2.25. “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

     2.26. “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

     2.27. “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

     2.28. “Shares” means shares of the Company’s common stock.

     2.29. “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3.3.

     2.30. “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

     2.31. “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3. AWARDS

     3.1. Selection of Participants. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period (provided such Participants comply with the provisions of Sections 3.1.1. through 3.1.2 below). Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

          3.1.1. The Participant is an Employee of the Company.

          3.1.2. The Participant is employed by the Company in a position that is not eligible for participation in a Company sales, sales incentive or sales commission plan or program.

     3.2. Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

     3.3. Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant, and each Target Award shall be set forth in writing. The Company reserves full discretion to determine the number and the amounts of Target Awards to be made under this Plan. The Company may decide to make awards based on position level or any one or more other factors, including but not limited to Participants’ performance rating, in whole or in part, or the amount of Base Pay received by a Participant.

     3.4. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to Performance Goals, (iii) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (iv) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

     3.5. Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

     3.6. Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (i) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (ii) determine what Actual Award, if any, shall be paid in the event of a Termination of Employment prior to the end of the Performance Period.

4. PAYMENT OF AWARDS

     4.1. Payment of Actual Awards. No special fund shall be established, and no segregation of assets shall be made, to assure payment of any Actual Awards under this Plan. Any Actual Awards paid under this Plan shall be made in cash.

     4.2. Timing of Actual Awards. Payment of each Actual Award shall be made as soon as administratively practicable, but no later than the fifteenth day of the third month of the Fiscal Year following the determination and certification of the Actual Award.

     4.3. Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.

     4.4. Deductions from Actual Awards. Any Actual Award paid under this Plan is subject to the following: (i) tax withholdings, (ii) such other withholdings authorized in writing by the Plan Participant, and (iii) withholdings required by wage garnishment or other court or government orders received by the Company.

5. ADMINISTRATION

     5.1. Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

     5.2. Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees shall be granted awards, (ii) describe the terms and conditions of awards, (iii) interpret the Plan and awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation, and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

     5.3. Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     5.4. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

6. GENERAL PROVISIONS

     6.1. No Effect on Employment. Neither this Plan, nor any term, condition or provision of this Plan is intended to create any entitlement of any employee of the Company to any award or other benefit under this Plan, or in lieu of an award or benefit under this Plan.

           6.1.1. Neither this Plan, nor any term, condition or provision of this Plan is intended to terminate or change any right or obligation existing under a non-disclosure/confidential/proprietary/trade secrets information and inventions assignment agreement between any individual and the Company.

           6.1.2. Actual Awards made under this Plan are not considered for the purpose of calculating any extra benefits; any termination, severance, redundancy, or end-of-service premium payments; other bonuses or long-service awards; overtime premiums; pension or retirement benefits; or future Base Pay or any other payment to be made by the Company to a Participant or former Participant.

           6.1.3. Neither this Plan, nor any term, condition or provision of this Plan is intended to alter the at-will nature of employment with the Company. All employment with the Company is for an indefinite period of time and may be terminated by the employee or the Company at any time, with or without cause or advance notice. The at-will nature of employment with the Company can only be changed by an individualized, express written agreement signed by the President of Network Appliance, Inc. and by the employee.

     6.2. Severability & Conformance to Applicable Law. If any one or more terms, conditions or provision of this Plan is contrary to applicable law, this Plan shall be interpreted to exclude any such term, condition or provision and the remainder of this Plan shall remain in full force and effect as if such term, condition or provision was never contained herein.

     6.3. Applicable Law. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

     6.4. Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

     6.5. Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 6.4 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 9/19/07.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:

Notice of Proxy Statement/10K

To view this material, have the 12-digit Control #'(s) available and visit: www.investoreconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 9/6/07.
To request material:	Internet: www.investoreconnect.com	Telephone: 1-800-579-1639	**Email:sendmaterial@investoreconnect.com
**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

NETWORK APPLIANCE, INC.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions.

Meeting Location

The ANNUAL Meeting for holders as of 7/23/07
is to be held on 9/19/07 at 11:00 A.M. PDT
at: Corporate Headquarters
     495 East Java Drive
     Sunnyvale, CA 94089

____________________________________________________

Meeting Directions

To obtain directions to attend the Annual Meeting
and vote in person, please call Network
Appliance's Corporate Line at 800-952-5000 or
visit http://www.netapp.com.company/hq.html

Voting items

1.	To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: 01) Daniel J. Warmenhoven, 02) Donald T. Valentine, 03) Jeffry R. Allen, 04) Carol A. Bartz, 05) Alan L. Earhart, 06) Edward Kozel, 07) Mark Leslie, 08) Nicholas G. Moore, 09) George T. Shaheen, and 10) Robert T. Wall;

2.	To approve an amendment to the 1999 Stock Option Plan (1999 Plan) to: extend the term of the Plan for a period of ten years; increase the limitation on the percentage of stock issuance and performance shares or performance units that may be granted under the 1999 Plan from 10% to 30% of the shares reserved; increase the limit on the initial value of performance units a participant may receive during any calendar year under the 1999 Plan from $1,000,000 to $2,000,000; and change the maximum term of options and stock appreciation rights granted under the 1999 Plan from ten years to seven years;

3.	To approve an amendment to the 1999 Plan to increase the share reserve by an additional 7,200,000 shares of common stock;

4.	To approve an amendment to the Company's Employee Stock Purchase Plan to increase the share reserve under the Purchase Plan by an additional 1,600,000 shares of common stock;

5.	To approve the Company's Executive Compensation Plan to enable incentive compensation under such plan to qualify as deductible "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code;

6.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 25, 2008.

 COMPUTERSHARE
C/O NETWORK APPLIANCE, INC.
2 LASALLE STREET, 3RD FLOOR
CHICAGO, IL 60602

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Network Appliance, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Network Appliance, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NTAPP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NETWORK APPLIANCE, INC.
Vote On Directors
1.

To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: 01) Daniel J. Warmenhoven, 02) Donald T. Valentine, 03) Jeffry R. Allen, 04) Carol A. Bartz, 05) Alan L. Earhart, 06) Edward Kozel, 07) Mark Leslie, 08) Nicholas G. Moore, 09) George T. Shaheen, and 10) Robert T. Wall;

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Vote On Proposals						For	Against	Abstain

2.

To approve an amendment to the 1999 Stock Option Plan (1999 Plan) to: extend the term of the Plan for a period of ten years; increase the limitation on the percentage of stock issuance and performance shares or performance units that may be granted under the 1999 Plan from 10% to 30% of the shares reserved; increase the limit on the initial value of performance units a participant may receive during any calendar year under the 1999 Plan from $1,000,000 to $2,000,000; and change the maximum term of options and stock appreciation rights granted under the 1999 Plan from ten years to seven years;

						☐	☐	☐

3.	To approve an amendment to the 1999 Plan to increase the share reserve by an additional 7,200,000 shares of common stock;					☐	☐	☐

4.	To approve an amendment to the Company's Employee Stock Purchase Plan to increase the share reserve under the Purchase Plan by an additional 1,600,000 shares of common stock;					☐	☐	☐

5.	To approve the Company's Executive Compensation Plan to enable incentive compensation under such plan to qualify as deductible "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code;					☐	☐	☐

6.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 25, 2008.					☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Proxy – Network Appliance, Inc.

This Proxy Is Solicited On Behalf Of The Board Of Directors.

Daniel J. Warmenhoven and Steven J. Gomo, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on September 19, 2007, and at any adjournments or postponements thereof as follows.

The Board of Directors recommends a vote FOR each of the proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)